EXHIBIT 10.25

================================================================================

                        PURCHASE AND SERVICING AGREEMENT

                          DATED AS OF DECEMBER 1, 1996

                                      among

                         TNI FUNDING COMPANY I, L.L.C.,
                                    as Issuer

                                       and

                              TNI FUNDING I, INC.,
                                    as Seller

                                       and

                            TRANSMEDIA NETWORK INC.,
                                   as Servicer


                                       and

                          FRANK FELIX ASSOCIATES, LTD.,
                               as Back-up Servicer

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

================================================================================

                      TABLE OF CONTENTS

                                                           PAGE

ARTICLE I DEFINITIONS........................................1
   Section 1.01. Definitions.................................1

ARTICLE II PURCHASE OF CONTRACT ASSETS; CONSIDERATION AND
             PAYMENT.........................................1

   Section 2.01. Purchase of Contract Assets.................1
   Section 2.02. Purchase Price..............................2
   Section 2.03. Payment of Purchase Price...................3
   Section 2.04. Purchase of Ineligible Contract Assets......3
   Section 2.05. Chargebacks.................................4

ARTICLE III CONDITIONS TO PURCHASES OF CONTRACT ASSETS.......4

   Section 3.01. Conditions Precedent to All of the
                 Issuer's Payments for Contract Assets.......4
   Section 3.02. Condition Precedent to the Seller's
                 Obligations on Initial Purchase Date........6

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................6

   Section 4.01. Representations and Warranties of the
                 Parties.....................................6
   Section 4.02. Additional Representations of Transmedia
                 and the Seller.............................10
   Section 4.03. Representations of Back-up Servicer........14

ARTICLE V COVENANTS.........................................15

   Section 5.01. Affirmative Covenants of the Seller and
                 Servicer...................................15
   Section 5.02. Negative Covenants of the Seller and
                 Servicer...................................22
   Section 5.03. Negative Covenants of the Seller...........23
   Section 5.04. Covenants of Back-up Servicer .............26

ARTICLE VI ADMINISTRATION AND SERVICING OF PURCHASED CONTRACT
           ASSETS...........................................27

   Section 6.01. Appointment of and Acceptance by the
                 Servicer of Servicing Obligations..........27
   Section 6.02. Servicing Compensation.....................28
   Section 6.03. Independent Public Accountant's Reports....28
   Section 6.04. Compliance Statements......................29
   Section 6.05. Collection Procedures......................29
   Section 6.06. Daily Report...............................31
   Section 6.07. Allocations and Applications of
                 Collections................................32
   Section 6.08. Settlement Statement.......................32

    Section 6.09. Termination...............................33
    Section 6.10. Limitation on Liability of the Seller
                  and Others................................33
    Section 6.11. Servicer Resignation......................33
    Section 6.12. Access to Certain Documentation and
                  Information Regarding the Contract
                  Assets....................................34
    Section 6.13. Delegation of Duties......................34
    Section 6.14. Responsibilities of the Seller............34
    Section 6.15. Servicer Termination Notice...............34
    Section 6.16. Successor Servicer........................34
    Section 6.17. Appointment of Successor Servicer.........35
    Section 6.18. Maintenance of Property; Insurance........37
    Section 6.19. Duties of the Back-up Servicer............37
    Section 6.20. Grant of License..........................37

ARTICLE VII PURCHASE TERMINATION EVENTS ....................38

   Section 7.01. Purchase Termination Events................38
   Section 7.02. Remedies...................................39

ARTICLE VIII INDEMNIFICATION................................40

   Section 8.01. Indemnities by the Seller and the
                 Servicer...................................40
   Section 8.02. Servicer Indemnification...................41
   Section 8.03. Issuer Indemnification.....................41

ARTICLE IX THE SUBORDINATED NOTE; SELLER NOTES; CAPITAL
           CONTRIBUTION.....................................41

   Section 9.01. Subordinated Note .........................41
   Section 9.02. Restrictions on Transfer of
                 Subordinated Note..........................43

 ARTICLE X MISCELLANEOUS....................................43

   Section 10.01. Amendments, etc...........................43
   Section 10.02. Notices, etc..............................43
   Section 10.03. No Waiver; Remedies ......................45
   Section 10.04. Binding Effect............................45
   Section 10.05. Governing Law ............................45
   Section 10.06. Headings..................................45
   Section 10.07. Reserved..................................45
   Section 10.08. Acknowledgment of Assignment..............45
   Section 10.09. Waiver of Jury Trial......................46
   Section 10.10. Severability..............................46
   Section 10.11. No Petition in Bankruptcy ................46
   Section 10.12. Counterparts..............................46
   Section 10.13. Third Party Beneficiaries.................46
   Section 10.14. Jurisdiction; Consent to Service of
                  Process...................................46
   Section 10.16. Confirmation of Intent....................47

   Section 10.17. Power of Attorney.........................47
   Section 10.18. Collateral Agent Appointed
                  Attorney-in-Fact..........................47

EXHIBITS

Exhibit A - Form of Confirmation of Sale and Assignment
Exhibit B - Form of Settlement Statement
Exhibit C - Form of Daily Report
Exhibit D - Form of Subordinated Note
Exhibit E - Form of Contract
Exhibit F - Scope of Agreed-Upon Procedures

SCHEDULES

 Schedule I   - Contract Schedule
 Schedule II  - Trade Names
 Schedule III - Bank Accounts and Post Office Boxes
 Schedule IV  - [Intentionally Omitted]
 Schedule V   - Cardmember Agreements
 Schedule VI  - [Intentionally Omitted]
 Schedule VII - Computer Software

ANNEXES

Annex I - Glossary of Terms

         PURCHASE AND SERVICING AGREEMENT (the "AGREEMENT"), dated as of December 1, 1996, among TNI FUNDING COMPANY I, L.L.C., a Delaware limited liability company (the "ISSUER" ), TNI FUNDING I, INC., a Delaware special purpose corporation (the "SELLER"), TRANSMEDIA NETWORK INC., a Delaware corporation (the "SERVICER" or "TRANSMEDIA"), FRANK FELIX ASSOCIATES, LTD., a New Jersey corporation (the "Back-up Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Issuer is in the business of purchasing certain assets and issuing Notes secured by such assets;

         WHEREAS, the Seller on the Closing Date has purchased certain assets from Transmedia Restaurant Company Inc. and Transmedia Service Company Inc. (the "INITIAL SELLERS") and will in the future purchase additional assets under the purchase agreement between TNI Funding I, Inc., Transmedia and the Initial Sellers dated as of December 1, 1996 (the "PURCHASE AGREEMENT");

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Issuer, the Seller and the Servicer agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. As used in this Agreement, capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Annex I.

                                   ARTICLE II

             PURCHASE OF CONTRACT ASSETS; CONSIDERATION AND PAYMENT

         SECTION 2.01. PURCHASE OF CONTRACT ASSETS. (a) The Seller hereby sells, assigns, transfers and conveys to the Issuer on each Purchase Date on the terms and subject to the conditions specifically set forth herein, all of its right, title and interest, in, to and under (i) all rights to receive food and beverages ("MEALS") or Meal credits (the "CREDITS") purchased by any Subsidiary of Transmedia from any of the Assigned Restaurants pursuant to any Contract;
(ii) all rights of the Seller to, in and under any Contract with an Assigned Restaurant; (iii) all rights of the Seller, whether now existing or hereafter arising, under the Cardmember Agreements to authorize charges to and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by any Cardmember at any Assigned Restaurant (the "RECEIVABLES"); (iv) all Recoveries; (v) all other accounts, contract rights, chattel paper, instruments, Contract Files, general intangibles and other obligations of any Restaurant with respect to any of the foregoing, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and the right to payment of any Receivables, Recoveries, Credits or other obligations of a Restaurant or any Credit Card Company with respect to any of the foregoing; (vi) all rights in and to all security agreements and other contracts securing or otherwise relating to any of the foregoing; (vii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting payment of any of the foregoing; (viii) all rights and interest of the Seller under the Purchase Agreement ((i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) are collectively referred to as the "CONTRACT ASSETS"); and (ix) cash in the amount of the Reserve Amount, if any.

         (b) On each Purchase Date, all of the Seller's right, tide and interest in and to all existing and all newly created Contract Assets relating to the Assigned Restaurants shall be sold, assigned, transferred and conveyed to the Issuer upon the delivery to the Collateral Agent (either electronically or on paper) of the Daily Report on such date in accordance with Section 6.06.

         (c) All sales of Contract Assets by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as otherwise specifically provided herein.

         (d) It is understood and agreed that no purchases of Contract Assets hereunder shall occur after the Purchase Termination Date.

         (e) On each Purchase Date, the Seller shall transmit to the Trustee via electronic or paper transmission, or by such other means as may be agreeable to the Issuer, the Trustee and the Majority Noteholders, the Daily Report, which shall include the list of Contracts and Cardmember Agreements sold to the Issuer and pledged to the Trustee pursuant to the Security Agreement on such date. The electronic delivery by the Seller or made on the Seller's behalf of such Daily Report shall be deemed conclusive evidence of an assignment by the Seller to the Issuer of all of Seller's right, title and interest in and to the Cardmember Agreements and Contracts listed in such Daily Report. On each Note Payment Date, the Seller and the Issuer will confirm in writing the list of Contract Assets sold to the Issuer pursuant to this Agreement by delivery to the Collateral Agent of a Confirmation of Sale and Assignment in the form attached hereto as Exhibit A.

         SECTION 2.02. PURCHASE PRICE. The amount payable by the Issuer (the "PURCHASE PRICE"), on the initial Purchase Date and on any Purchase Date thereafter, for Contract Assets sold to the Issuer by the Seller on such date, shall be equal to the aggregate of the Contract Prices of each Contract constituting such Contract Assets not previously paid for by the Issuer, as adjusted pursuant to Sections 2.04(a) and 2.05. On the Closing Date, the Seller shall deposit, or cause to be deposited into the Reserve Account, cash in an amount equal to the Reserve Amount, if any.

         SECTION 2.03. PAYMENT OF PURCHASE PRICE. (a) The Purchase Price for Contract Assets shall be paid to the Seller in the manner provided below on the Closing Date and each day thereafter that a Daily Report is prepared and delivered to the Issuer in accordance with Section 6.06 (each a "PURCHASE DATE"). The Purchase Price shall be paid by the Issuer to the Seller on the initial Purchase Date in the form of cash and the Subordinated Note. On each Purchase Date thereafter the Purchase Price shall be paid by the Issuer to the Seller as follows:

                  (i) in cash, up to an amount equal to the lesser of (1) the Purchase Price and (2) the Available Cash on such Purchase Date; and

                  (ii) to the extent that any portion of the Purchase Price remains unpaid, by means of an addition to the principal amount of the Subordinated Note.

         (b) Unless otherwise specified herein, all payments under this Agreement shall be made not later than the end of business on the date specified therefor in lawful money of the United States of America in same day funds and
(i) if to the Seller, to the respective bank account designated in writing by the Seller to the Issuer and (ii) if to the Issuer, to the Collateral Account. Amounts not paid by the Seller when due under this Agreement shall bear interest at a rate equal at all times to the lesser of (i) the Note Rate and (ii) the maximum rate permitted by applicable law, payable on demand.

         (c) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         SECTION 2.04. PURCHASE OF INELIGIBLE CONTRACT ASSETS. (a) If at any time it is determined that any portion of the Contracts constituting Contract Assets was an Ineligible Contract Asset on its Purchase Date, (i) the Seller shall be obligated to pay for the repurchase of such Purchased Contract Assets affected directly or indirectly by such ineligibility on the next Purchase Date and (ii) the Contract Price of such Ineligible Contract Assets as of the next Purchase Date (the "REPURCHASE AMOUNT") shall be subtracted from the aggregate Contract Prices of the Purchased Contract Assets appearing on the related Daily Report but not previously paid for by the Issuer pursuant to Section 2.03 (to the extent that such Repurchase Amount has not already been subtracted on the related Daily Report in determining the cash Purchase Price of Purchased Contract Assets previously paid for pursuant to Section 2.03). In the event that the Repurchase Amount exceeds the aggregate Contract Prices of such unpaid-for Purchased Contract Assets on such Daily Report, the Seller shall immediately pay such excess in cash to the Issuer.

         (b) The Issuer and the Seller agree that after payment of the Repurchase Amount for Ineligible Contract Assets as provided in clause (a) above, the Seller shall be entitled to all Collections received thereafter with respect to such Ineligible Contract Assets, and such Contract Assets shall no longer constitute Purchased Contract Assets for purposes of this Agreement.

         (c) Except as expressly set forth in this Agreement, the Seller shall not have any right under this Agreement, by implication or otherwise, to repurchase from the Issuer any Purchased Contract Assets or to rescind or otherwise retroactively affect any purchase of any Purchased Contract Assets after the Purchase Date relating thereto.

         SECTION 2.05. CHARGEBACKS. (a) The Servicer, acting on behalf of the Issuer, may accept chargebacks for full or partial credit or make a daily adjustment in the Credits with respect to a Restaurant under a Contract (a "CREDIT ADJUSTMENT"), PROVIDED, that such adjustment is permitted by and made in accordance with the Restaurant Guidelines. Each Credit Adjustment (including any adjustment required by any Requirements of Law) shall be made by the Servicer on each Date of Processing.

         (b) On each Daily Report, the Servicer, on behalf of the Issuer, shall add the Credits corresponding to such Credit Adjustment (to the extent not added pursuant to a prior Daily Report) to the Purchased Contract Assets appearing on such Daily Report.

                                   ARTICLE III

                   CONDITIONS TO PURCHASES OF CONTRACT ASSETS

         SECTION 3.01. CONDITIONS PRECEDENT TO ALL OF THE ISSUER'S PAYMENTS FOR CONTRACT ASSETS. The obligation of the Issuer to accept and pay for Contract Assets on each Purchase Date (including the initial Purchase Date) from Seller shall be subject to the conditions precedent that on such Purchase Date:

                  (a) The following statements shall be true (and delivery by the Seller or the Servicer of the Daily Report and the acceptance by the Seller of the Purchase Price for any Contract Assets on any Purchase Date shall constitute a representation and warranty by the Seller that on such Purchase Date such statements are true):

                           (i) the representations and warranties of the Seller,
                  the Servicer and the Back-up Servicer contained in Sections 4.01, 4.02 and 4.03 shall be true and correct in all material respects on and as of such Purchase Date as though made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date);

                           (ii) no Servicer Termination Event, Potential
                  Purchase Termination Event or Purchase Termination Event shall have occurred and be continuing; and

                           (iii) all of the Eligibility Criteria shall have been
                  satisfied for all Purchased Contract Assets transferred on such date.

                  (b) No material change shall have occurred after the initial Purchase Date with respect to the Seller's and the Servicer's systems, computer programs, related materials, computer tapes, disks and cassettes, procedures and record keeping relating to and required for the collection of the Purchased Contract Assets by the Servicer which makes them not sufficient and satisfactory in order to permit the purchase and administration and collection of the Purchased Contract Assets by the Servicer in accordance with the terms and intent of this Agreement.

                  (c) The Seller shall have received and delivered a copy of such other approvals, opinions or documents as the Issuer, Trustee, Collateral Agent or any Initial Noteholder may reasonably request.

                  (d) The Seller and the Servicer shall have complied in all material respects with all the covenants and satisfied all its obligations under this Agreement required to be complied with or satisfied as of such date.

                  (e) On or prior to the initial Purchase Date the Seller and the Servicer shall have delivered to the Issuer:

                           (1) a copy of duly adopted resolutions of the Board
                  of Directors of the Seller and the Servicer, as applicable, authorizing this Agreement, the documents to be delivered hereunder and the transactions contemplated hereby, certified by an officer of the Seller or the Servicer, as applicable; and

                           (2) a duly executed certificate of an officer of the
                  Seller or the Servicer, as applicable, certifying the names and true signatures of the Person authorized on the behalf to sign this Agreement and the other documents to be delivered by the Seller or the Servicer hereunder;

                  (f) On or prior to each Purchase Date, the Seller and the Servicer shall have delivered to the Issuer:

                           (1) a supplement to Schedule I hereto identifying
                  Contracts being assigned to the Issuer on such day and additional Assigned Restaurants whose Credits and Contracts have not previously been sold to the Issuer;

                           (2) a supplement to Schedule V hereto, identifying
                  the Cardmember Agreements which are being assigned on such Purchase Date;

                           (3) a Daily Report substantially in the form of
                  Exhibit B hereto, which Daily Report will identify, among other things, (i) the aggregate Contract Price of all existing and newly created Contract Assets relating to the Contract Assets to be sold to the Issuer by the Seller on such date and not previously paid for by the Issuer, (ii) the aggregate amount of unfunded liabilities under any Contract Assets to be sold to the Issuer by the Seller on such date, (iii) the aggregate Repurchase Amount for such date, if any, (iv) the aggregate Returned Credits for such date, if any, (v) the aggregate amount of cash to be paid to Seller on such date, and (vi) the aggregate addition to the principal amount of the Subordinated Note on such date.

                           (4) all Contract Files, in whatever form, including
                  an original counterpart of the Contracts constituting part of the Purchased Contract Assets.

         SECTION 3.02. CONDITION PRECEDENT TO THE SELLER'S OBLIGATIONS ON INITIAL PURCHASE DATE. The obligations of the Seller on the initial Purchase Date shall be subject to the condition precedent that the Seller shall have received on or before such Purchase Date the following, each (unless otherwise indicated) dated the day of such Purchase Date and in form and substance satisfactory to the Seller:

                  (a) a copy of duly adopted resolutions of each Member of the Issuer authorizing this Agreement, the documents to be delivered by the Issuer hereunder and the transactions contemplated hereby, certified by an officer of such Member of the Issuer; and

                  (b) a duly executed certificate of an officer of the Independent Member of the Issuer certifying the names and true signatures of the Person authorized on the Issuer's behalf to sign this Agreement and the other documents to be delivered by the Issuer hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. The Issuer, the Servicer and the Seller each represents and warrants as to itself, as follows:

                  (a) ORGANIZATION AND GOOD STANDING. (1) As to the Issuer, that it (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified as a foreign company and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its condition, operations or properties, (ii) has the requisite power and authority to execute, deliver and perform its obligations under and effect the transactions contemplated by this Agreement and (iii) has all requisite power and authority and all necessary leases and permits and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

                           (2) As to the Seller, that it (i) is a special
                  purpose corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of itS incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its condition (financial or otherwise), operations, properties or prospects, (ii) has the requisite corporate power and authority to execute, deliver and perform its obligations under and effect the transactions contemplated by this Agreement and (iii) has all requisite corporate power and authority and all necessary leases and permits and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business.

                           (3) As to the Servicer, that it (i) is a corporation
                  duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its condition (financial or otherwise), operations, properties or prospects, (ii) has the requisite corporate power and authority to execute, deliver and perform its obligations under and effect the transactions contemplated by this Agreement and (iii) has all requisite corporate power and authority and all necessary leases and permits and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business.

                  (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by it of this Agreement, and all instruments and documents to which it is a party and to be delivered hereunder by it, and the transactions contemplated hereby and thereby, (i) are within its powers or corporate powers (as the case may be), have been duly authorized by all necessary action or corporate action (as the case may be), including the consent of shareholders or members where required, and do not (A) contravene its charter, by-laws or other organizational documents, (B) violate any law or regulation (including, without limitation, Regulations G, T, U or X) or any order or decree of any court or governmental instrumentality the effect of which would be to cause a Material Adverse Change, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust enforceable against it or any lease, agreement or other instrument binding on or affecting it or any of its Subsidiaries or any of its properties which conflict, breach or default would have or could reasonably be expected to have a material adverse effect on the rights of any of the Secured Parties under the Transaction Documents or (D) result in or require the creation or imposition of any Lien upon any of its property, including without limitation pursuant to any agreement or instrument referred to in clause (C) above, EXCEPT as created or imposed hereunder or under the Security Agreement, and no transaction contemplated hereby requires compliance on its part with any bulk sales act or similar law, and (ii) do not require the consent, authorization by, approval of, notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained. This Agreement and the other Transaction Documents to which it is a party have been validly executed and delivered by it and this Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to general principles of equity and subject to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally.

                  (c) NO PROCEEDINGS. There is no action, suit, investigation, injunctive order or proceeding pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to be determined adversely to it and that, if so decided, would adversely affect its condition (financial or otherwise), operations, properties or prospects, or (ii) that purports to affect the legality, validity or enforceability of this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby. None of the Issuer, Transmedia or any Subsidiary of Transmedia is and, by entering into this Agreement and performing the transactions contemplated herein, they will not be in default with respect to any injunction, writ or order of any court, governmental authority or agency or arbitration board or tribunal.

                  (d) Transmedia, the Seller and the Issuer have not concealed and will not conceal from any interested party any transfers contemplated by the Transactions. Transmedia, the Seller and the Issuer have not themselves removed or concealed, and will not themselves remove or conceal, from creditors any of their assets and have not participated and will not participate in removing or concealing the assets of any other entity. Seller does not transfer the Contract Asset with the intent to hinder, delay or defraud any person or entity.

                  (e) The sole principal business of the Issuer is primarily to
         (i) acquire and hold the Contract Assets, and (ii) to issue and pay the Notes, which business is not the sole principal business of Transmedia, the Initial Sellers or the Seller.

                  (f) Transmedia, the Initial Sellers, the Seller and the Issuer can and do independently conduct their respective business activities without the aid of any of the other entities.

                  (g) Transmedia and the Seller are not primarily or secondarily liable for the Issuer's debts, whether by guarantee, agreement to purchase assets, agreement to maintain the solvency of the Issuer or otherwise, except as provided in Section 2.04 of this Agreement, and the Issuer is not primarily or secondarily liable for Transmedia's or any of its Affiliates' debts, whether by guarantee, agreement to purchase assets, agreement to maintain the solvency of Transmedia or any of its Affiliates or otherwise.

                  (h) The Issuer does not finance the ongoing operations of Transmedia or any of its Affiliates, and without limiting the generality of the foregoing, does not pay and is not liable to pay salaries, expenses or losses of Transmedia or any of its Affiliates, and Transmedia and the Seller do not finance the ongoing operations of the Issuer, and without limiting the foregoing, do not pay and are not liable to pay salaries, expenses or losses of the Issuer, except for advances as provided in Section 6.05 of this

         Agreement and certain indemnities set forth in Sections 8.01 and
         8.02 of this Agreement.

                  (i) Transmedia, the Initial Sellers, the Seller and the Issuer do not and will not maintain joint bank or depository accounts to which any of the other entities has independent access.

                  (j) Transmedia, the Initial Sellers, the Seller and the Issuer do not and will not pool or commingle any of their respective funds with the funds of any of the other entities, and their individual assets are and will be segregated.

                  (k) Transmedia, the Initial Sellers, the Seller and the Issuer and their respective assets are and will be maintained in such a manner that it will not be difficult or costly to segregate, ascertain or otherwise identify their respective individual assets.

                  (l) Transmedia's and the Seller's books of account and official corporate records have been and will be separately maintained from those of the Issuer, and the Issuer's and the Initial Sellers' books of account and official corporate records will be separately maintained from those of Transmedia and any of Transmedia's Affiliates.

                  (m) The resolutions, agreements and other instruments underlying the Transactions will be continuously maintained by the Issuer, Transmedia and the Seller as official corporate records.

                  (n) The Issuer does not refer and has not referred to itself as a "department" or "division" of Transmedia or any of Transmedia's Affiliates. Transmedia and the Seller do not refer and have not referred to the Issuer or the Seller as a "department" or "division" of Transmedia or any Affiliate of Transmedia.

                  (o) The creditors of the Issuer are not substantially similar to the creditors of Transmedia or the Seller.

                  (p) Transmedia, the Seller and the Issuer have not taken any action to effect a merger or a consolidation of the Issuer or the Seller with Transmedia or any affiliate of Transmedia.

                  (q) The Issuer, the Initial Sellers, Transmedia and the Seller all have separate telephone numbers and mailing addresses and do not occupy common office space.

                  (r) All transactions between or among Transmedia, the Initial Sellers, the Seller and the Issuer are and will be fully and separately documented and will reflect arm's-length transactions. These transactions are and will be undertaken in good faith by the respective entities for their BONA FIDE business purposes.

                  (s) Transmedia, the Seller and the Issuer represent that all the transfers of the Contract Assets will occur only pursuant to the Transaction Documents, which fully document the relationships and the expectations of the parties thereto. There are and will be no other agreements between or among Transmedia, the Initial Sellers, TNI, the Issuer, the Trustee or the Noteholders relating to the Contract Assets or the Tradenames, other than the Transaction Documents and the documents referred to therein. The Transactions reflect BONA FIDE transactions to be undertaken in good faith for legitimate business purposes.

                  (t) Transmedia and the Seller acknowledge that the Issuer is entering into the Transactions in reliance on the others' identities as separate, independent and distinct legal entities, and that the Noteholders are entering into the Transactions based on the separate legal identity, and limited purpose nature, of the Issuer and the Seller.

                  (u) Each of Transmedia, the Seller and the Issuer has complied with all formalities required by Delaware law, including, without limitation, in the case of the Seller and the Issuer, the holding of board of directors' meetings and stockholders' meetings.

                  (v) Each of Transmedia, the Seller and the Issuer has and will conduct its business solely in its own respective name and in such a separate manner as not to mislead others with whom it is dealing as to its identity. All oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications relating to the Issuer or the Seller, are made solely in the name of the Issuer or the Seller, respectively, and not in the name of Transmedia or any Affiliate of Transmedia. Likewise, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications relating to Transmedia are made solely in the name of Transmedia and not in the name of the Issuer.

                  (w) Transmedia and the Seller cannot, do not and will not exercise control over the decisions of the Issuer with respect to its daily business and affairs. The Issuer cannot, does not and will not exercise control over the decisions of Transmedia or the Seller with respect to their daily business and affairs.

                  (x) Each of Servicer, Issuer and Seller do not and will not make any payments to each other in connection with the Contract Assets or the Tradenames, except pursuant to the Transaction Documents.

                  (y) Each of Servicer, Issuer and Seller do not and will not receive any payments in connection with the Contract Assets or the Tradenames, except pursuant to the Transaction Documents.

         SECTION 4.02. ADDITIONAL REPRESENTATIONS OF TRANSMEDIA AND THE SELLER. The Seller, with respect to itself and the Contract Assets sold hereunder, and Transmedia, with respect to itself, the Seller and such Contract Assets, each additionally represents and warrants as follows:

                  (a) ELIGIBLE CONTRACT ASSETS. All Contract Assets sold by the Seller hereunder is, at its respective Purchase Date, Eligible Contract Assets.

                  (b) SALE OF CONTRACT ASSETS. On the initial Purchase Date and on each Purchase Date thereafter, the Seller is the sole legal and beneficial owner of the Contract Assets being sold by it. Upon the sale of the Purchased Contract Assets by the Seller, the Issuer will become the sole legal and beneficial owner of the Purchased Contract Assets and the Collections with respect thereto, free and clear of any Liens, and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Contract Assets or Collections with respect thereto will at such time be on file in any filing or recording office except such as have been filed in favor of the Issuer in accordance with this Agreement, in favor of the Collateral Agent in accordance with the terms of the Security Agreement or with respect to which the Collateral Agent has received effective UCC termination statements.

                  (c) FINANCIAL STATEMENTS. Any financial statements delivered pursuant hereto or in connection with the transactions contemplated hereby, taken as a whole and in light of the circumstances in which made, at the time so furnished contained no untrue statement of a material fact and did not omit to state a material fact necessary to make such financial statements not misleading.

                  (d) LOCATION OF OFFICE AND RECORDS. The chief place of business and chief executive office of the Seller is located at the address listed in Section 10.02, and the office where the Seller keeps all its original books, records and documents evidencing Purchased Contract Assets is located at such address.

                  (e) TRADE NAMES. Set forth in Schedule II (which shall be delivered prior to the Closing Date) is a complete and accurate list of the trade names of, or licensed by, the Seller for the six-year period preceding and including the date of this Agreement.

                  (f) FINANCIAL STATEMENTS. The Seller has heretofore furnished to the Issuer copies of the audited consolidated financial statements of Transmedia and its consolidated Subsidiaries for the fiscal year ended September 30, 1995. Such financial statements present, and each financial statement presented and delivered pursuant to Sections 12(e)(2) and (3) of the Security Agreement will present fairly in all material respects the financial condition and results of operations of Transmedia and its consolidated Subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of Transmedia and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  (g) ACCURACY OF INFORMATION. Each Daily Report and Settlement Statement prepared by the Seller or the Servicer, each exhibit, financial statement, book, record, report or other document and any other information furnished at any time by the Seller or the Servicer to the Issuer, the Collateral Agent, the Trustee or the Noteholders or in connection with this Agreement as of its date and as of the date so furnished, will be accurate in all material respects and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) NO CONSENT. No action, authorization, qualification, license, permit, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Seller, the Servicer or the Issuer, except such as have been made or obtained and are in full force and effect.

                  (i) UCC CLASSIFICATION. As to each Contract, each of the Credits, the rights under the Contracts, the rights under the Cardmember Agreements to authorize charges and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by a Cardmember at an Assigned Restaurant; rights in and to security agreements securing or otherwise relating to any of the foregoing, the rights and interests of the Purchaser under the Purchase Agreement and the rights and interests of the Issuer in the Purchase and Servicing Agreement; and the tradenames, service marks and trademarks transferred to TNI and licensed to the Issuer constitute an "account" or "general intangible" within the meaning of Section 9-106 of the UCC as in effect in the State of Florida.

                  (j) NO ADVERSE CHANGE. No Material Adverse Change in the business, assets, operations, prospects or conditions, financial or otherwise, of the Seller or Servicer has occurred from September 30, 1995.

                  (k) COMPUTER HARDWARE AND SOFTWARE. All of the computer hardware and software necessary to collect the Contract Assets is listed on Schedule VII.

                  (l) CONTRACT SCHEDULE. On the Closing Date, the Contract Schedule lists all Contracts purchased by the Issuer as of the initial Purchase Date.

                  (m) NO DEFAULTS. No Potential Purchase Termination Event, Purchase Termination Event, Servicer Termination Event, Early Amortization Event or Potential Early Amortization Event has occurred or is occurring or, with the giving of notice, passage of time, or both, would occur.

                  (n) USE OF PROCEEDS. None of the transactions contemplated herein (including, without limitation thereof, the use of the proceeds from the sale of the Purchased Contract Assets) will violate or result in a violation of Section 7 of the

         Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulation U.

                  (o) CAPITAL OF THE SELLER. At and immediately after the Closing Date, the Seller will be adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes; be solvent; and be able to pay its debts as they come due. At and immediately after the Closing Date, as a result, the Seller will be able to survive as a stand alone entity, independent of financial assistance of any Person.

                  (p) RESTRICTIONS ON SELLER. Neither the Seller nor the Servicer is a party to any contract or agreement, or subject to any charter or other corporate restriction, which, individually or in the aggregate, materially and adversely affects its business.

                  (q) NO OTHER EXISTING CREDITS. Except for the Initial Sellers and the Seller, no Subsidiary of Transmedia has acquired any Credits from any of the Assigned Restaurants.

                  (r) NO OTHER AGREEMENTS WITH CARDMEMBERS. Except for rights of the Initial Sellers and the Seller (certain of which rights are being transferred to the Issuer hereunder) no Subsidiary of Transmedia has any rights under any agreements with any Cardmember to authorize charges to and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by any Cardmember at any Assigned Restaurant.

                  (s) NO CONTRACTS WITH AFFILIATES. No Restaurant is an Affiliate of Seller, Transmedia or Issuer or any officer or director of Transmedia or any Affiliate of Transmedia.

                  (t) ALL CONTRACTS OF ASSIGNED RESTAURANTS SOLD TO ISSUER. On each Purchase Date, the Contract Assets included in making the calculations set forth in such Daily Report includes all Credits purchased by any of Transmedia's Subsidiaries from each of the Assigned Restaurants on or prior to such Purchase Date.

                  (u) FAIR CONSIDERATION. The consideration to be received by the Seller, in exchange for each transfer of Contracts and other Contract Assets (including the right to receive all Collections due or to become due thereunder or in respect thereto), is fair consideration having value reasonably equivalent to or in excess of the value of the assets being transferred by it.

                  (v) REAL PROPERTY. No Contracts represent a debt obligation (including participations or certificates of beneficial ownership therein) that is principally secured, directly or indirectly, by an interest in real property.

                  (w) The Seller has not made and will not make any untrue statement of a material fact or omitted to state a material fact necessary to make any statement not misleading and has not provided any document to the Initial Purchasers or the Rating Agency which contains any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.03. REPRESENTATIONS OF BACK-UP SERVICER. The Back-up Servicer makes the following representations and warranties as of the date hereof and as of each Purchase Date:

                  (a) The Back-up Servicer has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of its state of incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

                  (b) The Back-up Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Back-up Servicer by all necessary corporate action.

                  (c) This Agreement constitutes a legal, valid, and binding obligation of the Back-up Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (d) The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Back-up Servicer, or any indenture, agreement, or other instrument to which the Back-up Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Back-up Servicer of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties.

                  (e) There are no proceedings or investigations pending or, to the Back-up Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the ability of the Back-up Servicer to perform its obligations under, or the validity or enforceability of, this Agreement.

                  (f) All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement and the performance of the duties and obligations hereunder by the Back-up Servicer have been taken or obtained on or prior to the date hereof.

                  (g) No Restaurant is an Affiliate of the Back-up Servicer or any officer or director of the Back-up Servicer or any Affiliate of the Back-up Servicer.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER AND SERVICER. So long as the Issuer or the Collateral Agent shall have any interest in any Purchased Contract Assets, each of the Seller and the Servicer shall, unless the Issuer and the Collateral Agent acting at the direction of the Trustee acting at the direction of the Majority Noteholders otherwise consent in writing:

                  (a) FINANCIAL STATEMENTS, REPORTS, ETC. Deliver or cause to be delivered to the Issuer, the Collateral Agent, the Trustee and each of the Noteholders:

                           (i) as soon as possible but not later than 90 days
                  after the end of each fiscal year, the Servicer's consolidated balance sheet and related statements of income and cash flows, showing the financial condition of the Servicer and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of its consolidated Subsidiaries during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Majority Noteholders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than as may be approved by the Collateral Agent and the Trustee acting at the direction of the Majority Noteholders) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of it and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                           (ii) as soon as possible but not later than 45 days
                  after the end of each of the first three fiscal quarters, the Servicer's unaudited consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Servicer and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of its consolidated Subsidiaries during such fiscal quarter and the then elapsed portion of such fiscal year, all certified by a Financial Officer as fairly presenting the financial condition and results of operations of it and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments without GAAP footnotes;

                           (iii) concurrently with any delivery of financial
                  statements under (i) and (ii) above, a certificate of a Financial Officer of each of the Seller and the Servicer certifying such statements and certifying that no Purchase Termination Event or Potential Purchase Termination Event has occurred, or, if such a Purchase Termination Event or Potential Purchase Termination Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                           (iv) concurrently with any delivery of financial
                  statements under (i) and (ii) above, a list of the Cardmember Rebate options together with the number of Cardmembers entitled to each Cardmember Rebate;

                           (v) promptly after the same are available, copies of
                  each annual report, proxy or financial statement or other report or communication, if any, sent to the stockholders of Transmedia generally and copies of all annual, regular, periodic and special reports and registration statements which Transmedia may file or be required to file with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended;

                           (vi) promptly after the commencement thereof, notice
                  of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against Transmedia or any of its Subsidiaries, (A) which, if determined adversely to Transmedia or such Subsidiary, would have a Materially Adverse Effect, or (B) commenced by any creditor or lessor under any written credit agreement with respect to borrowed money or material lease which asserts a default thereunder on the part of Transmedia or any of its Subsidiaries;

                           (vii) promptly upon the filing thereof and at any
                  time upon the reasonable request of the Issuer, the Trustee, the Collateral Agent or any Noteholder, permit such Person the opportunity to review copies of all reports, including annual reports, and notices which Transmedia or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within fifteen (15) days after Transmedia or any of its Subsidiaries knows or has reason tO know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Transmedia or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, Transmedia will deliver to the Issuer, the Trustee, the Collateral Agent and each Noteholder a certificate of the President, any Vice President or a Financial Officer setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action it proposes to take with respect thereto;

                           (viii) promptly upon receipt thereof, copies of any
                  reports or management letters relating to the internal financial controls and procedures delivered to Transmedia or any of its Subsidiaries by any independent certified public accountant in connection with examination of the financial statements of Transmedia or any such Subsidiary; and

                           (ix) such additional information as the Issuer, the
                  Trustee, the Collateral Agent or any Noteholder may reasonably request concerning Transmedia and its Subsidiaries.

         If at any time Transmedia is not the Servicer, Transmedia shall have the same obligation to provide reports as the Servicer under this Section 5.01(a).

                  (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations, directions of any Governmental Authority and orders applicable to the Purchased Contract Assets, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, where failure to so comply could reasonably be expected to have an adverse impact on the amount of Collections thereunder; PROVIDED, HOWEVER, that it may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer and the Collateral Agent in the Purchased Contract Assets. It will comply, in all material respects, with its obligations under the Contracts with Restaurants relating to the Purchased Contract Assets.

                  (c) PRESERVATION OF CORPORATE EXISTENCE. Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and (ii) to maintain such legal existence separate from that of the Issuer and of the Servicer.

                  (d) INSPECTION RIGHTS. At any reasonable time during normal business hours and from time to time permit (i)(A) each of the Issuer, the Trustee and the Collateral Agent or any Noteholder or any of its agents, representatives or assignees pursuant to the Security Agreement, to examine and make copies of and abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of the Seller and the Servicer relating to the Purchased Contract Assets hereunder (PROVIDED that so long as no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing, such assignees shall give at least two Business Days' notice prior to any examination) and (B) the Issuer, the Collateral Agent or the Trustee or any Noteholder or any of their agents or representatives following the termination of the appointment of Transmedia as Servicer with respect to the Purchased Contract Assets, to be present at the offices and properties of the Seller and the Servicer to administer and control the collection of the Purchased Contract Assets and (ii) each of the Issuer, the Trustee and the Collateral Agent or any Noteholder or any of its agents, representatives or assignees pursuant to the Security Agreement, to visit the properties of the Seller and the Servicer for the purpose of determining compliance under the Transaction Documents and examining such records, books of account and documents, and to discuss the affairs, finances and accounts of the Seller and the Servicer relating to the Purchased Contract Assets or the Seller's or the Servicer's performance hereunder with any of its senior officers or directors and with its independent certified public accountants and consultants (PROVIDED that so long as no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing, such assignees shall give at least two Business Days' notice prior to any visit).

                  (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures reasonably necessary or advisable for the transfer, administration, servicing and collection of amounts owing on all Purchased Contract Assets, and, until delivery to the Issuer, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the transfer, administration, servicing and collection of amounts owing on all such Purchased Contract Assets.

                  (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office and the offices where it keeps the records concerning Purchased Contract Assets and all underlying Contracts (and all original documents relating thereto) at the location specified in
         Section 4.02(d), or upon 30 days' prior written notice to the Issuer, the Trustee and the Collateral Agent, at such other locations in a jurisdiction where all action required by Section 5.01(n) shall have been taken and completed and be in full force and effect.

                  (g) COMPUTER FILES. The Seller will direct the Servicer to, and the Servicer will, at its own cost and expense, (i) retain the electronic ledger used by the Seller and the Servicer as a master record of the Purchased Contract Assets and copies of all documents relating to the Purchased Contract Assets as custodian for the Issuer and the Collateral Agent and other Persons with interests in the Purchased Contract Assets and (ii) clearly and conspicuously mark or cause to be marked with a legend describing the Issuer's and the Collateral Agent's interest, in form and substance reasonably satisfactory to the Trustee, all computer tapes or disks and use its best efforts to mark all books, records, and credit files pertaining to the Related Contracts and all file cabinets or other storage facilities where information is maintained pertaining to the Purchased Contract Assets to the effect that interests in the Purchased Contract Assets and the Related Contracts have been conveyed tO the Issuer and that the Collateral Agent has a security interest in such Purchased Contract Assets for the benefit of the Secured Parties pursuant to the Security Agreement.

                  (h) CONTRACTS AND RESTAURANT GUIDELINES. The Seller and the Servicer will comply with and perform their obligations in accordance with the Restaurant Guidelines, except insofar as any failure so to comply or perform would not materially and adversely affect the Collections or the rights of the Issuer, the Collateral Agent or the Noteholders, or if such failure to comply is necessary under any Requirement of Law and which would materially and adversely affect the collections or the rights of the Issuer, the Collateral Agent or the Noteholders. The Seller and the Servicer agree that prior to making any material change in the Restaurant Guidelines in effect on the Closing Date, they shall give 30 days' written notice to the Rating Agency, the Trustee, the Issuer and each Noteholder of any such changes; PROVIDED, HOWEVER, that in the case of any material change in its Restaurant Guidelines made pursuant to any Requirement of Law as to which it is unable to give 30 days' written notice, the Seller and the Servicer shall give written notice to the Trustee, the Issuer and each Noteholder of such changes as soon as reasonably practicable prior to the implementation of such changes. If the Initial Sellers change the Restaurant Guidelines to lengthen the time (currently six months) in which Credits from any Restaurant are expected to be used, such change shall be, deemed to be a material adverse change. In the event that any such changes (except changes that are necessary under any Requirement of Law), could reasonably be expected to materially and adversely affect the rights of the Noteholders, then such changes shall not become effective without the prior written consent of the Majority Noteholders; any such notice shall state in reasonable detail the reasons the changes will have such effect.

                  (i) DAILY REPORTS AND SETTLEMENT STATEMENTS. Furnish, or if Transmedia is not the Servicer, provide such information as may be required by the Servicer to furnish, the Seller, the Issuer and the Collateral Agent and the Trustee with the Daily Reports and Settlement Statements in accordance with Sections 6.06 and 6.08 and financial statements, cash flow reports and other records that show the performance of the Purchased Contract Assets and such other reports as may be reasonably requested by the Issuer, the Collateral Agent, or any Noteholder.

                  (j) INSURANCE. Except to the extent failure to do so neither causes nor could reasonably be expected to cause a Material Adverse Change with respect to the Seller, Servicer or Issuer, (i) keep its insurable properties adequately insured at all times by financially sound and responsible insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (iii) maintain such other insurance as may be required by law; and will cause each of its Subsidiaries so to do.

                  (k) OBLIGATIONS AND TAXES. (i) Pay any material obligations enforceable against or binding on it promptly and in accordance with the terms thereof and (ii) pay and discharge promptly when due all sales tax and all material taxes, assessments and governmental charges or levies imposed upon, and enforceable against or binding on, it or upon itS income or profits or in respect of its property, before the same shall become in default, as well as all material lawful claims enforceable against or binding on it for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that it shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Seller or the Servicer shall have set aside on its books adequate reserves with respect thereto and such contest shall not involve any risk of loss of any of the Contract Assets.

                  (l) FURNISHING COPIES, ETC. Furnish to the Rating Agency, the Issuer, the Trustee, Structured Funding, L.L.C., the Noteholders and the Collateral Agent (i) within five Business Days of any such Person's request, a certificate of a Financial Officer of the Seller and the Servicer certifying, as of the date thereof, that no Purchase Termination Event or Potential Purchase Termination Event referred to in Section 7.01(b) or otherwise has occurred and is continuing, and setting forth the computations used by such Financial Officer in making such determination; (ii) as soon as possible and in any event within five days after the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, a statement of a Financial Officer of the Seller and the Servicer setting forth details of such Purchase Termination Event or Potential Purchase Termination Event and the action that the Seller and the Servicer proposes to take or has taken with respect thereto; and (iii) promptly following request therefor, such other information, documents, records or reports with respect to the Purchased Contract Assets, the Cardmembers (to the extent permitted by law), the Restaurants or the conditions or operations, financial or otherwise, of the Seller or the Servicer as the Issuer, the Collateral Agent, the Noteholders or the Trustee may from time to time reasonably request.

                  (m) OBLIGATIONS WITH RESPECT TO PURCHASED CONTRACT ASSETS. Duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract, except where the failure to fulfill such obligations would not materially and adversely affect the Collections or the rights of the Issuer, the Trustee, the Collateral Agent or the Noteholders, or if such failure is necessary under any Requirement of Law, and do nothing to impair the rights of the Issuer, the Trustee, the Collateral Agent or the Noteholders in the Purchased Contract Assets or under the Contracts.

                  (n) CONTINUING COMPLIANCE WITH THE UCC. At its expense, preserve, continue and maintain or cause to be preserved, continued and maintained the Issuer's valid and properly protected and perfected title to all Purchased Contract Assets, including, without limitation, filing or recording UCC financing statements in each relevant jurisdiction.

                  (o) FURTHER ACTION EVIDENCING PURCHASES. At the Seller's expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Issuer may reasonably request, in order to protect or more fully evidence the Issuer's right, title and interest in the Purchased Contract Assets and its rights under the Contracts with respect thereto, or to enable the Issuer to exercise or enforce any such rights. Without limiting the generality of the foregoing, (i) the Seller will upon the request of the Issuer, the Trustee and the Collateral Agent execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or, in the opinion of the Issuer, advisable, (ii) the Seller hereby irrevocably authorizes each of the Issuer, the Trustee and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Purchased Contract Assets sold or to be sold by the Seller, or the underlying Contracts with respect thereto, without the signature of the Seller, (iii) if the Seller or the Servicer fails to perform any of its agreements or obligations under this Agreement, the Issuer may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the costs and expenses of the Issuer incurred in connection therewith shall be payable by the Servicer and (iv) each of the Seller and the Servicer agrees that from time to time, at its expense, it will (A) indicate on its books and records that the Purchased Contract Assets has been sold and assigned to the Issuer and pledged by the Issuer to the Collateral Agent, and provide to the Issuer, the Collateral Agent and the Trustee, upon request, copies of such records, (B) obtain the agreement of any Person having a Lien in and to any Purchased Contract Assets owned by the Seller (other than any Lien created or imposed hereunder or under the Security Agreement) to release such Lien upon the transfer of any such Purchased Contract Assets to the Issuer and
         (C) notify the Issuer promptly after obtaining knowledge that any Purchased Contract Assets has become subject to a Lien other than any Lien created or imposed hereunder or under the Security Agreement.

                  (p) CONTRACT ASSETS PROCESSING FACILITY; STORAGE FACILITY. The Servicer shall maintain its facility from which it services the Purchased Contract Assets in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as the Servicer may select from time to time. The Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility, including any indebtedness secured by such facility, whether Transmedia shall be the Servicer or a Successor Servicer shall have been appointed. The Servicer shall (i) ensure that any Successor Servicer shall have complete and unrestricted access subject to paragraph (d) of this Section 5.01, at the Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Purchased Contract Assets, (ii) use its best efforts to retain the employees based at such facility to provide assistance to any Successor Servicer after the appointment of such Successor Servicer and (iii) continue to store on a daily basis all back-up files relating to the Purchased Contract Assets and the servicing of the Purchased Contract Assets at Frank Felix Associates, Ltd., 140 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or such other storage facility of similar quality, security and safety as the Servicer may select from time to time and which shall be reasonably satisfactory to the Collateral Agent, in the case of each of clauses
         (i), (ii) and (iii) until the earlier of (A) the indefeasible payment in full in cash of the principal and interest of the Notes, (B) the receipt by the Collateral Agent of all Collections in respect of all Purchased Contract Assets and (C) the Successor Servicer being able to perform its obligations under this Agreement without the assistance of the Servicer. The Servicer will not make any material changes to its backup procedures without thirty (30) days prior written notice to the Trustee and the Noteholders.

                  (q) TRADE NAMES. Promptly notify the Issuer and the Collateral Agent of any new trade names of the Seller or Transmedia.

                  (r) SALE TREATMENT. The Seller and the Servicer will perform the transactions contemplated hereby in a manner that is consistent with the Issuer's ownership interest in the Purchased Contract Assets under applicable law (including without limitation the Federal Bankruptcy Code) other than federal income tax law.

                  (s) Transmedia will pay any taxes owed under any consolidated tax return and the Seller will pay to Transmedia its portion of any such taxes that are paid.

                  (t) OWNERSHIP OF SELLER. Transmedia will own, directly or indirectly, all of the issued and outstanding shares of stock of the Seller at all times while the Notes remain outstanding.

         SECTION 5.02. NEGATIVE COVENANTS OF THE SELLER AND SERVICER. So long as the Issuer or the Collateral Agent shall have any interest in any Purchased Contract Assets, neither the Seller nor the Servicer shall, unless the Issuer and the Collateral Agent at the direction of the Trustee acting at the direction of the Majority Noteholders otherwise consent in writing:

                  (a) LIENS. Except as otherwise herein provided, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Contract Assets or assign any right to receive proceeds in respect thereof EXCEPT for Liens created or imposed hereunder or under the Transaction Documents.

                  (b) CHANGE IN BUSINESS. Make any material change in the type of business it conducts on the date hereof.

                  (c) CHANGE IN PAYMENT INSTRUCTIONS. Instruct Restaurants or credit card companies to make any payments with respect to Purchased Contract Assets other than as described in Article VI hereof or the Security Agreement.

                  (d) CHANGE IN NAME. Change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement relating to this Agreement or the Security Agreement, seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the applicable jurisdiction.

                  (e) MODIFICATION OF LEDGER. Delete or otherwise modify any marking on the electronic ledger referred to in Section 5.01(g).

                  (f) EXTENSION OR AMENDMENT OF CONTRACT ASSETS. Extend, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Contract Assets, or amend or otherwise modify or waive any term or condition of any Contract with respect thereto other than in accordance with its Restaurant Guidelines or in accordance with a Requirement of Law.

                  (g) PRIORITY OF COLLECTION. Collect any payment for its own account, or for the account of any Person other than the Issuer or its assigns, arising under or out of any Contract with an Assigned Restaurant while the Purchased Contract Assets contains Credits to be provided by that Restaurant.

                  (h) Without the prior written consent of the Issuer and its assignees (including the Collateral Agent) and the Rating Agency, sell on any Purchase Date after the Closing Date any Contract relating to any Restaurant not designated as of the Closing Date as an Assigned Restaurant (an "ADDED RESTAURANT CONTRACT") if (i) during any calendar quarter, such sale would cause the aggregate Contract Price (calculated as of the Purchase Date applicable for each Added Restaurant Contract) of all such Added Restaurant Contracts sold to the Issuer during such calendar quarter to exceed 10% of the Net Note Principal Amount on such Purchase Date and (ii) during any calendar year, such sale would cause the aggregate Contract Price (calculated as of the Purchase Date applicable for each Added Restaurant Contract) of all such Added Restaurant Contracts sold to the Issuer during such calendar year to exceed 25% of the Net Note Principal Amount on such Purchase Date.

         SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER. The Seller covenants and agrees that, so long as the principal of or interest on any Notes, any Expenses or any other expenses or amounts payable under any Transaction Document shall be unpaid, unless the Trustee (as directed by the Majority Noteholders) shall otherwise consent in writing, the Seller will not:

                  (a) INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents.

                  (b) LIENS. Incur, create, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the Liens, if any, created hereunder and any Lien created in connection with any repurchase obligation which is an Eligible Investment; PROVIDED, HOWEVER, that nothing in this subsection (b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of its assets any Liens for municipal, local or state taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (c) GUARANTEES. Incur, create, assume or permit to exist any Guarantees.

                  (d) CREDITORS. Create or permit to exist any creditors other than the holders of Indebtedness permitted by Section 5.03(a) and the other parties expressly contemplated and permitted by the Transaction Documents.

                  (e) BUSINESS OF SELLER. Engage at any time in any business or business activity other than the acquisition of Assets pursuant to the Purchase Agreement and the activities incidental to the purchase and ownership of the Assets, the sale of the Contract Assets pursuant to this Agreement, the issuance of Notes and the other Transactions, and the making of any investments permitted under paragraph (f) below and other incidental and related transactions expressly permitted hereunder.

                  (f) INVESTMENTS, LOANS AND NOTES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person except for Purchased Assets and Eligible Investments or engage in any transactions involving commodity options or futures contracts or similar transactions.

                  (g) MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, including the Purchased Assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) any of the assets of any other Person, other than the acquisition of Assets by the Seller pursuant to, and in accordance with the terms of, the Purchase Agreement, the sale of the Contract Assets pursuant to this Agreement.

                  (h) LEASE OBLIGATIONS. Incur, create, assume or permit to exist any Lease Obligations, except as are necessary for the permitted operations of the Seller.

                  (i) DIVIDENDS AND DISTRIBUTIONS. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any capital ("RESTRICTED PAYMENTS,") or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its capital or set aside any amount for any such purpose, except from amounts received from the Issuer that were released or distributed to the Issuer pursuant to Section 7(a)(iii) FOURTH of the Security Agreement.

                  (j) TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except as set forth in the Transaction Documents.

                  (k) ACCOUNTING CHANGES. Make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law and, in each case, as disclosed to the Trustee and the Collateral Agent.

                  (1) EQUITY INTERESTS. Issue any equity to any entity or Person, other than the equity issued to the initial stockholders upon formation of the Seller, permit any of its equity to be transferred to any Person or otherwise change its equity structure in any manner.

                  (m) CAPITAL EXPENDITURES. Incur or make any Capital Expenditures (whether for cash or the incurrence or assumption of Indebtedness).

                  (n) AMENDMENTS. (i) Amend its Certificate of Incorporation or by-laws without the consent of the Trustee acting at the direction of the Majority Noteholders; or (ii) amend, modify or waive (or permit to be amended, modified or waived), without the consent of the Trustee acting at the direction of the Majority Noteholders, this Agreement or any of the other Transaction Documents to which the Seller is a party.

                  (o) OTHER AGREEMENTS. Enter into or be a party to any agreement, instrument or transaction other than the Transaction Documents and the documents related thereto and any documents relating to the establishment of bank accounts and investment accounts including without limitation an agreement for the deposit of funds into an account with Brown Brothers Harriman and Co., other than de minimus agreements.

                  (p) NO POWERS OF ATTORNEY. Grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial functions on behalf of the Seller that are not prohibited by or inconsistent with the terms of the Transaction Documents, (ii) to the Collateral Agent in connection with this Agreement or (iii) as expressly permitted by the Transaction Documents.

                  (q) MAINTENANCE OF SEPARATE EXISTENCE. (i) Fail to do all things necessary to maintain its existence separate and apart from the Issuer, Transmedia and any Affiliate thereof, including, without limitation, holding regular meetings of its stockholders and its Board of Directors and maintaining appropriate books and records (including a current minute book); (ii) except as required by law or the Transaction Documents, suffer any limitation on the authority of its Board of Directors to conduct itS business and affairs in accordance with the independent business judgment of their officers and directors or authorize or suffer any Person other than its own stockholders to act on itS behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own stockholders would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Seller under the Seller's control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) to the extent any such payments are made, pay its directors, employees, stockholders and agents for services performed for the Seller or (F) maintain separate offices with a separate telephone number from those of the Issuer, Transmedia or any Affiliate of the Issuer; or (iv) commingle its funds with those of the Issuer or any Affiliate of the Issuer or use its funds for other than the Seller's uses except as permitted by this Agreement.

                  (r) Voluntarily commence any voluntary bankruptcy. or insolvency proceedings without the unanimous consent of its Board of Directors (including, without limitation, the affirmative vote or consent of its Independent Director).

                  (s) ELECTION TO TERMINATE LICENSE UPON REJECTION. In the event Transmedia or the Initial Sellers becomes a debtor in a proceeding under the Bankruptcy Code, if any such debtor determines to reject the License in accordance with Bankruptcy Code Section 365, the Seller and Transmedia will not elect under Bankruptcy Code Section 365(n)(1)(A) to treat the License as terminated.

         SECTION 5.04. COVENANTS OF BACK-UP SERVICER. The Back-up Servicer hereby agrees that during the term of this Agreement:

                  (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Back-up Servicer shall perform each of its obligations under this Agreement in good faith and comply with all material requirements of any law, rule or regulation or any provision of any Contract or any related agreement applicable to its performance of such obligations;

                  (b) ACCESS TO RECORDS, DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. The Back-up Servicer shall, upon the reasonable written request of the Servicer, the Trustee, any Noteholder or the Issuer, permit the Servicer, the Trustee, any Noteholder or the Issuer, as the case may be, or their respective authorized designees to inspect during normal business hours the books and records of the Back-up Servicer as they may relate to the Contract Assets and the obligations of the Back-up Servicer under this Agreement; and

                  (c) NOTICES. The Back-up Servicer shall promptly notify the Trustee, the Servicer, each Noteholder and the Issuer in writing of any event, circumstance or occurrence which constitutes a Servicer Termination Event under Section 6.15 hereof.

                  (d) Within 30 days of the Closing, the Back-up Servicer will
         (i) deliver to the Trustee executed copies of software licenses or sublicenses, in a form reasonably acceptable to the Trustee, which grant to the Trustee the right to utilize any of the software owned or licensed by the Back-up Servicer that is necessary or desirable to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents and (ii) deliver to the Trustee executed copies of any landlord waivers in a form reasonably acceptable to the Trustee, that may be necessary to grant to the Trustee access to any leased premises of any of the Back-up Servicer for which the Trustee may require access to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents.

                                   ARTICLE VI

            ADMINISTRATION AND SERVICING OF PURCHASED CONTRACT ASSETS

         SECTION 6.01. APPOINTMENT OF AND ACCEPTANCE BY THE SERVICER OF SERVICING OBLIGATIONS. (a) The Issuer hereby appoints Transmedia as Servicer of the Purchased Contract Assets. Transmedia agrees to act as the Servicer under this Agreement on behalf of the Issuer, the Trustee and the Collateral Agent, it being understood that the relationship of the Servicer (and any Successor Servicer) to the Collateral Agent and the Trustee is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. The Servicer shall manage and administer the Purchased Contract Assets and collect the Collections due thereunder, shall, except as otherwise limited herein, exercise all discretionary powers involved in such management, administration and collection and shall bear all costs and expenses incurred in connection therewith that may be necessary or advisable and permitted for carrying out the transactions contemplated by this Agreement, the Indenture and the Security Agreement. In the management and administration of the Purchased Contract Assets due thereunder, the Servicer shall exercise the same care that it has exercised in servicing Contract Assets of the Servicer and its Affiliates which has not been sold to others, and the Servicer shall comply and perform in accordance with the Restaurant Guidelines, except insofar as any failure so to comply or perform would not materially and adversely affect the Collections or the rights of the Issuer, the Collateral Agent or the Noteholders or if such failure to comply is necessary under any Requirement of Law. In connection with the foregoing, the Servicer shall be permitted to subcontract its obligations under this Section 6.01 to any Person satisfactory to the Issuer, the Trustee and the Collateral Agent who agrees to perform such obligations in accordance with the terms of this Agreement and the Restaurant Guidelines; PROVIDED, HOWEVER, that the Servicer shall remain fully responsible to the Issuer, the Collateral Agent and the Trustee for any and all acts or failures to act of any such subcontractor to the same extent as if the Servicer were fully and directly responsible for such subcontractor's duties and responsibilities; PROVIDED FURTHER in the event the Servicer shall for any reason no longer be the Servicer, (A) the Successor Servicer shall thereupon assume all of the rights and obligations of the Servicer under each subcontract that the Servicer may have entered into, unless the Successor Servicer elects to terminate any subcontract in accordance with its terms, (B) the Servicer at its expense and without right of reimbursement therefor, shall, pay any fee relating to the termination of a subcontract, (C) the Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Successor Servicer, deliver to the assuming party all documents and records relating to each subcontract and (D) the Servicer shall otherwise use its best efforts to effect the orderly and efficient transfer of the subcontract to the assuming party.

         (b) The Servicer shall notify the Issuer promptly after obtaining knowledge that any Purchased Contract Assets has become subject to a Lien other than any Lien created or imposed hereunder or under the Transaction Documents.

         SECTION 6.02. SERVICING COMPENSATION. As compensation for its servicing activities hereunder and reimbursement for its expenses incurred as the Servicer, the Servicer shall be entitled to receive a Monthly Servicing Fee Amount in respect of any Settlement Period (or portion thereof), payable monthly in arrears on each Note Payment Date, equal to the product of (i) 5% per annum,
(ii) one twelfth and (iii) the Net Note Principal Amount as of the previous Note Payment Date, after the payment of principal on the Notes, if any (or in the case of the first Note Payment Date, the Net Note Principal Amount on the Closing Date). The Servicer shall bear all costs and expenses (without right of reimbursement other than the Monthly Servicing Fee Amount) incurred in connection with performing its activities hereunder, including fees and disbursements of independent accountants, fees and expenses incurred in collecting Receivables and generating Recoveries, all fees and expenses of the Back-up Servicer, and all other expenses incurred by the Servicer in connection with its activities hereunder; PROVIDED, HOWEVER that in no event shall the Servicer be liable for any federal, State or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trustee, the Collateral Agent or any Noteholder. The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Monthly Servicing Fee Amount and any indemnification specifically provided in the Transaction Documents.

         SECTION 6.03. INDEPENDENT PUBLIC ACCOUNTANT'S REPORTS. (a) The Servicer shall no later than January 15 of each year (commencing January 15, 1997), cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Seller) to furnish a report, as of September 30 of the immediately preceding calendar year, to the Rating Agency, the Issuer, the Collateral Agent, the Noteholders and the Trustee performing such agreed upon procedures with respect to the Servicer's servicing procedures and internal control system as may be reasonably requested by the Majority Noteholders. The scope of the review shall be as put forth in Exhibit F hereto.

         (b) The Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the Rating Agency, the Collateral Agent, the Trustee, the Noteholders and the Seller on or before 45 days after the end of each fiscal year of the Issuer using generally accepted auditing standards to the effect that they have compared the mathematical calculations of each amount set forth in five Daily Reports and three Settlement Statements in a sample randomly chosen during such annual period and delivered by the Servicer pursuant to Sections 6.06 and 6.08 respectively during the period covered by such report with the Servicer's computer reports that were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

         (c) Within 30 days of the Closing Date, the Issuer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Issuer) to furnish a report to the Noteholders based on a review of the Purchased Contract Assets; the scope of the review shall be as set forth on Exhibit F hereto.

         SECTION 6.04. COMPLIANCE STATEMENTS. The Seller and the Servicer will deliver to the Issuer, the Collateral Agent, the Noteholders and the Trustee on or before 45 days after the end of each fiscal quarter of such Seller and the Servicer (beginning March 31, 1997) a certificate signed by its Authorized Officer stating that (i) a review of its activities relating to the servicing of the Contract Assets during the prior fiscal quarter (or since the Closing Date in the case of the first such certificate which is required to be delivered) and performance under this Agreement and the Security Agreement has been made under such officer's supervision, and (ii) to the best of such Authorized Officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement and the Security Agreement throughout the period covered by such review, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof.

         SECTION 6.05. COLLECTION PROCEDURES. (a) On or before the Closing Date, the Servicer, the Seller and the Issuer shall have established and shall maintain thereafter the system of collecting and processing Collections of Purchased Contract Assets set forth in this Section 6.05 to be in effect on and after the Closing Date. The Servicer shall instruct the Assigned Restaurants to send Mail Payments or Recoveries only to Post Office Boxes listed on Schedule III hereof and to the Collection Deposit Account. The Servicer shall cause each Assigned Restaurant to transmit all Point-of-Sale Payments directly to computer systems owned and operated by the Back-up Servicer, and, so long as Transmedia is acting as the Servicer, the Back-up Servicer agrees to forward electronically data related to such Point-of-Sale Payments to the Servicer.

         (b) The Servicer shall process Payments by recording the amount of the Collections received from the Cardmember, the taxes and tips related to such Payments, the Cardmember Rebate, the Processing Fee, the applicable Restaurant number and the amount of Credits to be deducted from the account of the applicable Restaurant.

         (c) The Servicer shall process all requests from the Assigned Restaurants for transaction authorizations in connection with the use of a Transmedia Card in the same manner as it processes such requests from all other Restaurants. Servicer shall not authorize any such transactions that have not been properly authorized by a Credit Card Company for payment.

         (d) Not later than the Business Day following the receipt of any Mail Payments, the Servicer shall cause such Mail Payments to be processed and forwarded to the appropriate Credit Card Company using the Issuer's individual merchant identification number, and, so long as Transmedia is acting as the Servicer, the Servicer agrees to forward electronically all data related to such Mail Payments to the Back-up Servicer.

         (e) Not later than the same day of receipt of any Point-of-Sale Payment, the Servicer shall cause such Point-of-Sale Payments to be processed and forwarded to the appropriate credit card company using the Issuer's individual merchant identification number, and, so long as Transmedia is acting as the Servicer, the Servicer agrees to forward electronically all data related to such Point-of-Sale Payments to the Back-up Servicer.

         (f) The Credit Card Companies will be directed to deposit Collections directly into the Collection Deposit Account. In the event that any of the Servicer, the Seller or the Issuer shall receive any Collections from the Credit Card Companies or otherwise, such Person agrees that it is holding such amounts in trust for the Collateral Agent and shall initiate the deposit of such Collections into the Collection Deposit Account within one Business Day of receipt thereof. On the Business Day following receipt of any Collections from the applicable Credit Card Company in the Collection Deposit Account, the Servicer will cause the Collateral Agent to transfer from such Collections, in immediately available funds, an amount equal tO all such Collections received by the Servicer, net of the taxes and tips related to such Collections, the Processing Fees not already paid and the Cardmember Rebates, to the Collateral Account.

         (g) If any such payments cannot be made in the time period specified in clause (e) above as a result of an event of Force Majeure, so long as such payments are made promptly after the cessation of such event of Force Majeure, but in no event later than two Business Days after such time period, the provisions of such clauses shall be deemed to have been complied with. The Issuer, the Seller and the Servicer agree to take any reasonable actions necessary to correct or overcome such event as soon as possible.

         (h) The Servicer shall deposit all Recoveries into the Collateral Account no later than the Business Day following the day of such receipt.

         (i) Any funds held by the Issuer, the Seller or the Servicer representing Collections of Purchased Contract Assets shall, until deposited in the Collection Deposit Account or the Collateral Account, be held in trust by the Servicer, the Seller and the Issuer for and as the Collateral Agent's property and shall not be commingled with the Servicer's, the Seller's or the Issuer's other funds or property.

         (j) As each Payment is processed and forwarded to the Credit Card Companies for payment, the Servicer will forward the Cardmember Rebate to the Cardmember who generated such Payment. If the Cardmember Rebate is in a nonmonetary form, such as airline credits, the Servicer will make such payment as described in Section 6.05(m).

         (k) No later than the Business Day following the receipt of confirmation from a credit card company that it will pay amounts related to Mail Payments or Point-of-Sale Payments, the Servicer shall advance out of its own funds the amount of taxes and tips related to such Payment to the Restaurant from which such Payment was received.

         (1) No later than the Business Day following the receipt of Collections from a Credit Card Company related to a Payment, the Servicer shall cause to be paid to itself from the Collection Deposit Account the amount of taxes and tips, without interest, related to such Payment in reimbursement for funds advanced under Section 6.05(j).

         (m) If the Cardmember Rebate was in a nonmonetary form, no later than the Business Day following the receipt of Collections from a Credit Card Company related to a Payment, the Servicer shall cause to be paid from the Collection Deposit Account an amount equal to the actual cash amount paid by the Servicer to any Person (other than an Affiliate or an employee of the Servicer or any Affiliate of the Servicer) to acquire such nonmonetary Cardmember Rebate and shall provide out of its own inventory such nonmonetary Cardmember Rebate to the Cardmembers who generated such Payment.

         (n) To the extent not previously paid out of Collections, no later than the due date on an invoice therefore, the Servicer shall cause to be paid from the Collection Deposit Account any Processing Fee owed to a Credit Card Company.

         (o) The Servicer irrevocably waives any right to set off against, or otherwise deduct from, any Collections. The Servicer acknowledges that the Collection Deposit Account and the Collateral Account are solely the property of the Collateral Agent and in no way represent property or funds of the Servicer. The Servicer's access to the Collection Deposit Account under this Section 6.05 is in its capacity as Servicer only and for the convenience of the Collateral Agent in furtherance of the purposes of this Agreement and the Transaction Documents; such access does not in any way imply ownership or any right to direct funds except as provided for in this Agreement.

         SECTION 6.06. DAILY REPORT. (a) On each Business Day, the Servicer shall prepare a Daily Report in substantially the form attached hereto as Exhibit B. The Daily Report shall report for the Applicable Day, among other things, the dollar amount of Contract Assets created since the preceding Daily Report, the dollar amount of Collections received on the Applicable Day, the Borrowing Base, the amount of Available Cash, the balance of the Collateral Account, and a current list of Purchased Contracts.

         (b) The Servicer shall deliver to the Seller, the Collateral Agent, the Trustee and the Issuer and, upon request, the Noteholders, and, for the first 30 days after the Closing Date to a designee of the Noteholders, the Daily Report, which shall be deemed to have been certified by a Financial Officer, by 12:00 Noon (New York City time) on each Business Day with respect to activity in the Purchased Contract Assets for the Applicable Day covered by such Daily Report (or, in the case of a Daily Report delivered on a day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such non-Business Days); PROVIDED, HOWEVER, that if a "system failure" or other similar technical failure shall occur in the operations of the Servicer that produce data included in the Daily Report, the Servicer shall use its best efforts to recreate Daily Reports for each Applicable Day missed due to a "system failure" or, if the Servicer is unable to recreate such Daily Reports, the Servicer shall prepare a composite Daily Report for each such missed Applicable Day and, in either case, such Daily Reports shall be telecopied to the

Collateral Agent, the Trustee and the Issuer and, upon request, the Noteholders within two Business Days of the date such Daily Report(s) were otherwise required to be prepared and telecopied to the Trustee.

         (c) The Servicer shall prepare each Daily Report as promptly as possible each Business Day on the basis of the "pre-audit" sales and collections figures transmitted the previous day to the Servicer's central computer processing center.

         (d) Upon discovery of any error by the Issuer, the Collateral Agent, the Servicer or the Seller in any Daily Report, the Collateral Agent, the Issuer, the Servicer, the Trustee and the Seller shall confer and shall agree upon any necessary adjustments to correct any such errors. Until correction of such error, all Collections relating to such errors shall be retained in the Collateral Account. Unless the Collateral Agent has received actual notice of any discrepancy, the Collateral Agent, the Trustee and the Issuer may rely on such Daily Report for all purposes hereunder.

         SECTION 6.07. ALLOCATIONS AND APPLICATIONS OF COLLECTIONS. Collections shall be allocated and distributed in accordance with the provisions of the Security Agreement.

         SECTION 6.08. SETTLEMENT STATEMENT. (a) On each Settlement Date? the Servicer shall, prior to 12:00 Noon, New York City time, deliver to the Seller, the Collateral Agent, the Rating Agency, the Trustee, the Noteholders and the Issuer the Settlement Statement for the related Settlement Period certified by the President, any Vice President or any Financial Officer; PROVIDED, HOWEVER, that if a "system failure" or other similar technical failure shall occur in the operations of the Servicer that produce data included in the Settlement Statement, a Settlement Statement containing all information for each day required to be included therein shall be prepared and delivered to the Seller, the Collateral Agent, the Rating Agency, the Trustee, the Noteholders and the Issuer within two Business Days of the date such Settlement Statement was otherwise required to be prepared and delivered. On each Settlement Date, the Seller shall deliver to the Issuer a confirmation of the assignment of the Purchased Contract Assets transferred in the prior month, including a list of Contracts and Cardmember Agreements, signed by the Seller.

         (b) The Servicer shall include with the Settlement Statement furnished to the Seller, the Collateral Agent, the Noteholders and the Trustee in October, January, April and July (commencing in April 1997) of each year a report of the Servicer covering the Servicer's servicing of the Purchased Contract Assets during the prior fiscal quarter (or from the Closing Date through the end of such prior quarter in the case of the first such report).

         (c) Notwithstanding the foregoing, the Seller and the Servicer agree that the Trustee or the Collateral Agent shall have the right, at any time upon at least 24 hours notice, to initiate an audit of the Servicer and the Seller with respect to the servicing of Purchased Contract Assets. Prior to initiating such an audit, the Collateral Agent shall consult with the Servicer to ascertain whether the information sought may be derived without the necessity of such an audit; PROVIDED, that if the Collateral Agent determines in its sole discretion at any time that such an audit is desirable for any reason whatsoever, it shall have the right to initiate such an audit at any time in accordance with the first sentence of this Section 6.08(c).

         SECTION 6.09. TERMINATION. The Seller's obligation to sell Contract Assets under this Agreement shall terminate on the date (the "PURCHASE TERMINATION DATE") which is the earlier of (i) the Issuer Final Termination or
(ii) the date on which the Issuer's obligation to purchase Contract Assets shall terminate pursuant to Section 7.01.

         SECTION 6.10. LIMITATION ON LIABILITY OF THE SELLER AND OTHERS. No recourse under or upon any obligation or covenant of this Agreement, or the Contract Assets, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, shareholder, member, employee, officer or director, in its capacity as such, past, present or future, of any party hereto or of any successor corporation or company, either directly or through such party, whether by virtue of any constitution or statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, shareholders, members, employees, officers or directors, as such, of such party or of any successor corporation or company, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Contract Assets or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, shareholder, member, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or in the Contract Assets or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement; PROVIDED, HOWEVER, that the foregoing shall not be interpreted to limit or affect the express undertakings of Transmedia or the Initial Sellers as set forth in any of the Transaction Documents. Anything to the contrary herein notwithstanding, the Issuer's liability to any party hereunder shall be limited to amounts from Secured Collateral and an amount equal to the amount in the Settlement Account. The Seller, the Servicer, the Trustee and the Collateral Agent and any director or officer or employee of the Seller, the Servicer, the Trustee or the Collateral Agent may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

         SECTION 6.11. SERVICER RESIGNATION. The Servicer shall not resign from the obligations and duties under this Agreement hereby imposed on it except upon a determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Rating Agency, the Issuer, the Seller, the Trustee, the Noteholders and the Collateral Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with this Section and Sections 6.16 and 6.17.

         SECTION 6.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE CONTRACT ASSETS. The Servicer and the Seller shall provide the Issuer, the Collateral Agent, each Noteholder and the Trustee and their respective representatives access to the documentation regarding the Purchased Contract Assets in such cases where the Issuer is required in connection with the enforcement of the rights of the Issuer, the Collateral Agent, the Trustee or any Noteholder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days prior notice, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. The obligation of the Servicer and the Seller to provide access to such information shall survive the Servicer's termination as Servicer.

         SECTION 6.13. DELEGATION OF DUTIES. In the ordinary course of business, the Servicer may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the Restaurant Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.11.

         SECTION 6.14. RESPONSIBILITIES OF THE SELLER. Notwithstanding anything herein to the contrary, the exercise by the Issuer of any of its rights hereunder shall not relieve either the Seller or the Servicer from such of its obligations with respect to such Purchased Contract Assets.

         SECTION 6.15. SERVICER TERMINATION NOTICE. If (i) an Early Amortization Event or a Purchase Termination Event shall have occurred and be continuing or
(ii) there has been a failure by the Servicer to perform its obligations as Servicer and such failure could reasonably be expected to have a material adverse effect on the collection of the Purchased Contract Assets taken as a whole, the value of the Purchased Contract Assets or the ability of the Collateral Agent to exercise its remedies under the Security Agreement (a "SERVICER TERMINATION EVENT"), the Issuer may and, upon the direction of the Majority Noteholders, the Issuer or the Trustee shall, by notice given in writing to the Servicer, the Issuer or Trustee, as applicable, and the Collateral Agent (a "SERVICER TERMINATION NOTICE") terminate all of the rights and, except as expressly provided in this Agreement, obligations of the Servicer under this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer, such terminated Servicer shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination.

         SECTION 6.16. SUCCESSOR SERVICER. (a) With respect to a Servicer resignation pursuant to Section 6.11, after receipt by the Issuer and the Collateral Agent of the opinion of counsel required by such section, and with respect to a Servicer termination pursuant to Section 6.15, after receipt by the Servicer of a Servicer Termination Notice, and, with respect to both such a Servicer resignation and a Servicer termination, on the date that the Successor Servicer shall have been appointed by the Issuer pursuant to Section 6.17, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer; and, without limitation, the Collateral Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.

         (b) The Servicer agrees to cooperate with the Collateral Agent and the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to the Successor Servicer of all authority of the Servicer to service the Purchased Contract Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which shall thereafter be received with respect to the Purchased Contract Assets.

         (c) The Servicer shall promptly transfer its electronic records relating to the Purchased Contract Assets therein to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary or desirable for the continued servicing of the Purchased Contract Assets in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall, at no charge to the Successor Servicer or the Issuer, be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interest. All costs and expenses incurred in connection with a transfer of servicing shall be borne by the outgoing Servicer. The Seller shall, upon request at all times, provide such information and assistance to the Servicer or the Successor Servicer as shall be required for the Servicer or the Successor Servicer to perform its obligations hereunder.

         SECTION 6.17. APPOINTMENT OF SUCCESSOR SERVICER. (a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.15, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Issuer in writing or, if no such date is specified in the Servicer Termination Notice, or otherwise specified by the Issuer, until a date mutually agreed upon by the Servicer and the Issuer. As promptly as possible after the giving of a Servicer Termination Notice, or after the receipt of an opinion of counsel under Section 6.11, as the case may be, the Trustee shall serve as successor servicer (the "SUCCESSOR SERVICER") and all authority, power, obligations and responsibilities of the Successor Servicer under this Agreement, whether in respect to the Notes, the Contract Assets or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Trustee without any further action; PROVIDED, HOWEVER, that the Trustee shall not be required to become the Successor Servicer if it is unable to act according to law and it provides to the Issuer an opinion of counsel to such effect. The Trustee as Successor Servicer shall have no responsibility for any acts or omissions of any prior Servicer or any liability with respect to any obligation which was required to be performed by any prior Servicer prior to the date that the Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of any prior Servicer. The Trustee is authorized and empowered by this Agreement, as Successor Servicer, to execute and deliver, on behalf of any prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. If the Trustee shall be legally unable so to act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, as the successor to the Servicer under this Agreement, any established institution having a net worth of not less than $10,000,000 and whose regular business shall include the servicing of receivables. No party other than the initial Trustee (or a successor to the business of the Trustee) may serve as Successor Servicer without the written consent of the Rating Agency.

         (b) Upon the date of its appointment, the Successor Servicer, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof from such date onward, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer

         (c) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and the Security Agreement and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Issuer, the Servicer and the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Purchased Contract Assets. To the extent that compliance with this Section
6.17 shall require the Successor Servicer to disclose to the Issuer or the Seller information of any kind which the Successor Servicer deems to be confidential, the Issuer or the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem reasonably necessary to protect its interests.

         (d) The parties hereto understand and agree that the Back-up Servicer has pursuant to this Agreement agreed to service the Purchased Contract Assets should the Trustee be appointed Successor Servicer. However, the Trustee acknowledges that as the Successor Servicer, it shall remain responsible for the servicing of the Purchased Contract Assets by itself or any designee, including the Back-up Servicer. If a Successor Servicer has assumed the duties of Servicer hereunder, the Successor Servicer may remove the Back-up Servicer for any reason.

         (e) The Successor Servicer's duties shall include all of the duties of the Servicer, including but not limited to, the following: (i) take control of the Post Office Box; (ii) establish a toll free number to receive phone calls by Restaurants and Cardmembers; (iii) prepare and send compliance letters, as necessary, to Restaurants that are not complying with the terms of the Contracts; (iv) obtain the services of any persons necessary for performing the services hereunder; (v) ensure that the Restaurant directories are being printed and distributed.

         SECTION 6.18. MAINTENANCE OF PROPERTY; INSURANCE. The Servicer will (i) keep all property and assets useful and necessary in its business as Servicer in good working order and condition (normal wear and tear excepted), (ii) maintain, with financially sound and reputable insurance companies, insurance on all its property and assets necessary in its business as Servicer in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and reasonably satisfactory to the Issuer, (iii) furnish to the Issuer, the Trustee and the Collateral Agent upon written request, full information as to the insurance carried, (iv) within five days of receipt of notice from any insurer, furnish the Issuer with a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (v) forthwith, furnish the Issuer, the Trustee and the Collateral Agent with notice of any cancellation or nonrenewal of coverage by the Servicer. The Servicer will (A) maintain disaster recovery systems and back-up computer and other information management systems that, in the Servicer's reasonable judgment, are sufficient to protect its business as Servicer against material interruption or loss in the event of damage to, or loss or destruction of, its primary computer and information management systems and (B) furnish to the Collateral Agent, the Noteholders and the Trustee, upon written request, full information as to such disaster recovery systems and back-up computer and information management systems.

         SECTION 6.19. DUTIES OF THE BACK-UP SERVICER. The Back-up Servicer shall, for the benefit of the Trustee and Collateral Agent, (i) receive daily data from the Servicer relating to the Purchased Contract Assets, the Restaurants, Mail Payments, Point-of-Sale Payments and the Credit Card Accounts;
(ii) keep and maintain all such data received and all other records, correspondence and documents necessary or desirable for the servicing of the Purchased Contract Assets; (iii) maintain its existing computer system and any other information management systems necessary for servicing the Purchased Contract Assets; and (iv) provide the Issuer, the Collateral Agent, each Noteholder and the Trustee and their respective representatives access to offices of the Back-up Servicer used in connection with performing its duties hereunder and to the documentation in its possession regarding the Purchased Contract Assets, such access being afforded without charge but only (1) upon two Business Days prior notice, (2) during normal business hours, and (3) subject to the Back-up Servicer's normal security and confidentiality procedures. All fees of the Back-up Servicer in connection with its duties hereunder shall be paid by the Servicer out of the Servicer's own funds. If the Trustee is Successor Servicer, however, the Back-up Servicer shall be paid out of the Monthly Servicing Fee Amount.

         SECTION 6.20. GRANT OF LICENSE. For the purpose of enabling the Issuer, the Trustee or a Successor Servicer to perform the functions of servicing and collecting the Purchased Contract Assets upon a Purchase Termination Event, the Servicer and the Seller hereby (i) assigns to the Issuer and the Trustee and shall be deemed to assign to the Issuer and the Trustee and any Successor Servicer all rights owned or hereinafter acquired by the Seller or the Servicer (by license, sublicense, lease, easement or otherwise) in and to any equipment together with a copy of any software listed on Schedule VII; (ii) agrees to use its best efforts to assist the Issuer and the Trustee to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Purchased Contract Assets; and (iii) deliver to the Trustee executed copies of any landlord waivers in a form reasonably acceptable to the Trustee, that may be necessary to grant to the Trustee access to any leased premises of any of the Servicer for which the Trustee may require access to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents. The Purchaser may assign, license, pledge, grant or otherwise encumber or transfer (including, without limitation by means of change of control) the license granted in this Section 6.04, or all or part of its rights under the license granted in this Section 6.04, to a joint venture of which the Purchaser is a party, a related or affiliated company, a subsidiary, or a third party with which it may merge or that acquires all or substantially all of the assets of the Purchaser, without the prior, written consent of Transmedia or the Initial Sellers.

                                   ARTICLE VII

                           PURCHASE TERMINATION EVENTS

         SECTION 7.01. PURCHASE TERMINATION EVENTS. If any of the following events (each; a "PURCHASE TERMINATION EVENT") shall occur and be continuing:

                  (a) any written representation or warranty made or deemed made or any oral representation made prior to the Closing Date by or on behalf of the Seller or the Servicer under or in connection with this Agreement or any Daily Report, Cash Allocation Report or Settlement Statement or other information or report delivered by the Seller or the Servicer pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed made, except with respect to the representation and warranty set forth in Section 4.02(a) with respect to any Purchased Contract Assets so long as the Seller has complied with its obligations in respect of such Purchased Contract Assets pursuant to Section 2.04;

                  (b) the Seller shall have failed to (i) perform or observe any term, covenant or agreement contained in Subsection 5.01(c), 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.01(1), 5.01(m), 5.01(n), 5.01(o), or
         5.01(p), Section 5.02 or Section 7.02, or (ii) make any payment or deposit to be made by it hereunder when the same becomes due and payable;

                  (c) the Seller, the Servicer or Back-up Servicer shall have failed to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall have remained unremedied for ten days following notification by the Issuer, the Servicer or the Trustee or otherwise becoming aware thereof;

                  (d) the Indenture or the Security Agreement shall have ceased to be in full force and effect;

                  (e) an Amortization Commencement Date, Early Amortization Event or Potential Early Amortization Event shall have occurred;

                  (f) the Servicer shall have failed to make any payment or deposit to be made by it hereunder when the same becomes due and payable; or

                  (g) any Purchase Termination Event under the Purchase Agreement shall have occurred.

then, and in any such event, the Trustee or the Collateral Agent may, or, in the case of an event set forth in clause (e) above, shall, by notice to the Seller declare the Issuer's obligation to acquire Contract Assets from the Seller to be terminated, whereupon such obligation shall forthwith be terminated.

         SECTION 7.02. REMEDIES. If a Purchase Termination Event has occurred and is continuing, PROVIDED the Issuer provides the Seller and the Servicer with ten Business Days' notice prior to taking any action set forth in clause (c)(ii) below:

                  (a) The Issuer, the Collateral Agent and the Trustee shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC as in effect in the applicable jurisdiction or other applicable law in respect thereof.

                  (b) The Issuer, the Collateral Agent and the Trustee may at any time (i) notify the respective Restaurants and Credit Card Companies of the Issuer's ownership of the Purchased Contract Assets and may direct that payment of all amounts due or to become due under the Purchased Contract Assets be made directly to the Collateral Agent or its designee or (ii) give notice, or require that the Seller, at the Seller's expense, give notice of such ownership to each such Restaurant and Credit Card Company and direct that all payments be made directly to the Collateral Agent or its designee.

                  (c) The Seller and the Servicer shall, upon the Issuer's, Collateral Agent's or the Trustee's request, and at the Seller's or the Servicer's expense, (i) assemble all the Seller's or the Servicer's documents, instruments and other records (including, without limitation, credit files and computer tapes or disks) that (A) evidence or will evidence or record Purchased Contract Assets sold by the Seller
         (B) evidence the underlying Contracts relating to such Purchased Contract Assets and (C) are otherwise necessary or desirable to effect Collections of such Purchased Contract Assets (collectively, the "DOCUMENTS") and (ii) deliver the Documents to the Issuer or its designee at a place designated by the Issuer.

                  (d) Each of the Servicer and the Seller hereby irrevocably authorizes the Issuer, the Collateral Agent and the Trustee to take any and all steps in the Seller's or the Servicer's name and on the Seller's or the Servicer's behalf necessary or desirable, in the reasonable opinion of the Issuer, the Collateral Agent and the Trustee to collect all amounts due under the Purchased Contract Assets, including, without limitation, opening mail received at the Post Office Boxes, endorsing the Seller's name on checks and other instruments representing Collections, enforcing the Purchased Contract Assets and exercising all rights and remedies in respect thereof.

                  (e) The Seller and the Servicer will (i) deliver to the Issuer, the Collateral Agent and the Trustee, all computer programs, material and data necessary or desirable to the immediate collection of the Purchased Contract Assets by the Issuer, the Collateral Agent and the Trustee or a party designated by the Collateral Agent or the Trustee, with or without the participation of the Seller and the Servicer and (ii) make such arrangements with respect to the collection of the Purchased Contract Assets as may be reasonably required by the Collateral Agent or the Trustee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01. INDEMNITIES BY THE SELLER AND THE SERVICER. Each of Transmedia and the Seller agrees to indemnify, defend and hold the Issuer and its assignees (including the Trustee, the Collateral Agent and each Noteholder) and the members of the Issuer, for the benefit of each such Person harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a material breach at any time by the Seller or Transmedia of its representations, warranties and covenants contained in Section 3.01 hereof or Sections 4.01 or 4.02 or (ii) any material information furnished by the Seller or Transmedia which is set forth in any schedule delivered hereunder, being untrue in any material respect when any such representation was made or schedule delivered, or (iii) breach of any covenant in Sections 5.02 or 5.03 hereof, PROVIDED that neither Transmedia nor the Seller shall have any liability with respect to a representation or warranty as to any specific Contract, Receivable or the related Credits other than to purchase the Contract Assets in accordance with Section 2.04 hereof. Transmedia shall also indemnify the Trustee, the Collateral Agent each Noteholder, the Issuer and each Member and the Servicer for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of Transmedia under this Section
8.01 shall be considered to have been relied upon by the Issuer and its assignees and shall survive the execution, delivery and performance of this Agreement, regardless of any investigation made by or on behalf of the Issuer, until termination of the Indenture. If either Transmedia or the Seller has made any indemnity payments pursuant to this Section 8.01 and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to either Transmedia or the Seller, as applicable, without interest.

         SECTION 8.02. SERVICER INDEMNIFICATION. (a) The Servicer shall indemnify and hold harmless the Trustee, the Collateral Agent, the Seller, the Issuer, each Member and the Noteholders, from and against any loss, liability, claim, expense, damage or injury suffered or sustained to the extent that such loss, liability, claim, expense, damage or injury arose out of or was imposed by reason of the failure by the Servicer to perform its duties under this Agreement or are attributable to errors or omissions of the Servicer related to such duties; PROVIDED, HOWEVER, that the Servicer shall not indemnify any party to the extent that acts of fraud, gross negligence or breach of fiduciary duty by such party contributed to such loss, liability, claim, expense, damage or injury.

         (b) Indemnification under this Section 8.02 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Trustee or the Noteholders pursuant to this Section and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer without interest. The provisions of this
Section 8.02 shall survive any expiration or termination of this Agreement.

         SECTION 8.03. ISSUER INDEMNIFICATION. The Issuer shall indemnify and hold harmless the Servicer (but solely from the amounts to be distributed to the Issuer as set forth in Sections 7 and 8 of the Security Agreement) from and against any loss, liability, expense, damage or injury suffered or sustained by the Servicer, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, which arises out of the Servicer's activities hereunder; PROVIDED, HOWEVER, that the Issuer shall not indemnify the Servicer if the Servicer's activities constituted fraud, willful misconduct, negligence (which includes negligence with respect to the duties of the Servicer which are explicitly set forth in this Agreement) or breach of fiduciary duty by the Servicer or for any amounts for which the Servicer is obligated to indemnity the Issuer or other Persons pursuant to
Section 8.02 hereof.

                                   ARTICLE IX

            THE SUBORDINATED NOTE; SELLER NOTES; CAPITAL CONTRIBUTION

         SECTION 9.01. SUBORDINATED NOTE. (a) On the Closing Date, the Issuer shall issue a subordinated note substantially in the form of Exhibit C (the "SUBORDINATED NOTE"). The Subordinated Note shall be issued in the name of the Seller and shall be executed by the Issuer and delivered to the Seller on the Closing Date. The outstanding principal amount of the Subordinated Note shall be calculated pursuant to the Daily Report; PROVIDED, HOWEVER, that the principal amount of the Subordinated Note shall be fixed on and not be recalculated after the Purchase Termination Date. Anything to the contrary notwithstanding, the Issuer shall have the right (but not the obligation) to offset or adjust the Subordinated Note by any amounts owed by the Seller to the Issuer under this Agreement.

         (b) Interest on the principal amount of the Subordinated Note shall accrue at a rate of 10% per annum. Payments of principal and interest under the Subordinated Note shall only be made to the extent amounts are available pursuant to clause FOURTH of
Section 7(a)(iii) of the Security Agreement and the Seller shall not have recourse to any other assets of the Issuer. The Seller agrees not to demand or sue for amounts due under the Subordinated Note until after the date that is one year and one day after the Final Issuer Termination. The Seller agrees upon any distribution of all or any of the assets of the Issuer to creditors of the Issuer upon the dissolution, winding up, total or partial liquidation, arrangement, reorganization, adjustment, protection, relief, or composition of the Issuer or its debts, any payment or distribution of any kind (including, without limitation, cash, property, securities and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuer being subordinated to the payment of the Subordinated
Note) in respect of the Subordinated Note that otherwise would be payable or deliverable upon or with respect to the Subordinated Note, directly or indirectly, by set-off or in any other manner, including, without limitation, from or by way of contract assets, shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to or as contract assets (in the case of non-cash property or securities) for the payment or prepayment in full of, the obligations under the Notes until the obligations and all principal and interest under the Notes shall have been indefeasibly paid in full in cash. The Collateral Agent is irrevocably authorized and empowered (in its own name or in the name of the Seller or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Note and enforcing any security interest or other lien securing payment of the Subordinated Note) as the Collateral Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Noteholders. The Seller shall duly and promptly take such action as the Collateral Agent may request to (i) collect the Subordinated Note for the account of the Noteholders and to file appropriate claims or proofs of claim in respect of the Subordinated Note, (ii) execute and deliver to the Collateral Agent such powers of attorney, assignments or other instruments as the Collateral Agent may request in order to enable the Collateral Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Note and (iii) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Note. All payments or distributions upon or with respect to the Subordinated Note that are received by the Seller contrary to the provisions of the Indenture, the Security Agreement, this Agreement or the Subordinated Note shall be received in trust for the benefit of the Noteholders, shall be segregated from other funds and property held by the Seller and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as contract assets (in the case of non-cash property or securities) for the payment or prepayment in full of, the Obligations until the Obligations shall have been indefeasibly paid in full in cash. The Seller agrees that no payment or distribution to the Noteholders pursuant to the provisions of the Subordinated Note shall entitle the Seller to exercise any rights or subrogation in respect thereof against the Issuer until the Obligations and all principal and interest under the Issuer's Notes shall have been indefeasibly paid in full in cash. The Seller and the Issuer each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the Subordinated

Note and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any Contract Assets.

         (c) The Seller agrees and confirms that the Subordinated Note represent solely the right to receive certain amounts from funds available under the Security Agreement and only to the extent, in the manner and at the times set forth in this Agreement and the Security Agreement and that the Subordinated Note does not represent a security interest in the Contract Assets or their proceeds. No payments may be received, directly or indirectly, by the Seller (and if received, the Seller agrees to return such payments to the Issuer) on the Subordinated Note unless the Issuer has paid all amounts required pursuant to this Agreement and the Security Agreement to be paid prior to any payments in respect of the Subordinated Note.

         (d) The Seller agrees and confirms that the Collateral Agent shall not have any duty whatsoever to the Seller as holder of the Subordinated Note and that the Collateral Agent shall not be liable to the Seller for any action taken or omitted to be taken with respect to the Subordinated Note.

         SECTION 9.02. RESTRICTIONS ON TRANSFER OF SUBORDINATED NOTE. Neither the Subordinated Note nor any right of the Seller to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Seller or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Collateral Agent (acting at the direction of the Trustee acting at the direction of the Majority Noteholders) and, if required pursuant to Section 9(c) of the Indenture, the Trustee (acting at the direction of the Majority Noteholders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notice of any such amendment or waiver shall be given to the Rating Agency ten Business Days before taking effect.

         SECTION 10.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and telegraphed, telexed, transmitted, cabled or delivered,

                  (a) If to the Issuer, to it at:           TNI Funding Company I, L.L.C.
                                                            11900 Biscayne Boulevard, Suite 460B
                                                            North Miami, FL 33181

                                      -43-

                  (b) If to the Seller, to it at:           TNI Funding I, Inc.
                                                            11900 Biscayne Boulevard, Suite 460A
                                                            North Miami, FL 33181

                                                            Attention: President

                  (c) If to the Servicer, to it at:         Transmedia Network Inc.
                                                            11900 Biscayne Boulevard
                                                            Suite 460
                                                            North Miami, FL 33181-9915

                                                            Telephone: 305/892-3340
                                                            Telecopy:  305/892-3342

                  (d) If to the Trustee, to it at:          The Chase Manhattan Bank
                                                            Advance Structured Products
                                                             Group - ABS
                                                            450 West 33rd Street, 15th Floor
                                                            New York, NY 10001

                                                            Telephone: 212/946-8600
                                                            Telecopy:  212/946-3240

                  (e) If to the Back-up Servicer, to it at: Frank Felix Associates, Ltd.
                                                            140 Sylvan Avenue
                                                            Englewood Cliffs, New Jersey 07632

                                                            Attention: President

                  (f) If to the Rating Agency, to it at:    Standard & Poor's Rating Services
                                                            25 Broadway
                                                            New York, NY 10004
                                                            Attention: Asset Backed Surveillance
                                                            Department

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, in each case delivered, sent to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section, except that notices to the Issuer pursuant to Article II shall not be effective until received by the Issuer, the Collateral Agent and the Trustee.

         SECTION 10.03. NO WAIVER; REMEDIES. No failure on the part of the Issuer to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.04. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Issuer, the Seller, the Trustee, the Back-up Servicer and the Servicer. From and after the date this Agreement shall have so become effective, this Agreement shall be binding upon and inure to the benefit of the Issuer and the Seller, the Servicer and their respective successors and assigns (including, without limitation, the Trustee and the Collateral Agent), except that none of the Seller, the Back-up Servicer or the Servicer shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Issuer and the Collateral Agent (acting at the direction of the Majority Noteholders). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Purchase Termination Date, as the Issuer and the Collateral Agent shall not have any interest in any Purchased Contract Assets; PROVIDED, HOWEVER, that the indemnification provisions of Article VIII (and any guarantee with respect thereto) shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS AND EXCEPT TO THE EXTENT THAT THE VAL1DITY OR PROTECTION OF THE ISSUER'S INTEREST IN THE CONTRACT ASSETS, OR REMEDIES HEREUNDER IN RESPECT THEREOF, MAY BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 10.06. HEADINGS. Section headings and the Table of Contents used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         SECTION 10.07. RESERVED.

         SECTION 10.08. ACKNOWLEDGMENT OF ASSIGNMENT. The Seller, the Servicer and the Back-up Servicer hereby (i) acknowledge and consent to the security interest granted by the Issuer in the Purchased Contract Assets and the rights of the Issuer under this Agreement pursuant to the Security Agreement and (ii,1 acknowledge that, pursuant to the Security Agreement, the Collateral Agent, acting at the direction of the Trustee acting at the direction of the Majority Noteholders, has, among other rights, the exclusive right (except as expressly provided in the Security Agreement) to take any action, exercise any remedy, make any decision and agree, subject to the consent of the Seller, to amend, waive or modify any provision of this Agreement as if the Collateral Agent were the Issuer (regardless of whether an Early Amortization Event has occurred or is continuing).

         SECTION 10.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 10.10. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10.11. NO PETITION IN BANKRUPTCY. Each of the parties to this Agreement, other than the Issuer, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Notes, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

         SECTION 10.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         SECTION 10.13. THIRD PARTY BENEFICIARIES. Each of the Secured Parties shall be a third-party beneficiary of this Agreement. Without limiting the foregoing, it is agreed and understood that each Secured Party shall be entitled to rely on and entitled to all the benefits of each of the representations, warranties and covenants set forth herein.

         SECTION 10.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. Each of the Issuer, the Seller, the Back-up Servicer and the Servicer hereby irrevocably and unconditionally:

                  (a) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment;

                  (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

                  (c) consents to any such action or proceeding being brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

                  (d) consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         SECTION 10.16. CONFIRMATION OF INTENT. It is the express intent of the parties hereto that the transfer and conveyance of the Contract Assets to the Issuer pursuant to Section 2.01, in each case and at all times shall be treated under applicable State law and federal bankruptcy law as a sale by the Seller to the Issuer. If, after the Closing Date, it is determined that all or any portion of the assets described in Sections 2.01(a) and 2.01(b) hereof continue to be property of the Seller, then the Seller shall have been deemed to have hereby granted to the Issuer a security interest in all of such party's right, title and interest in, to and under all such assets, and this Agreement shall constitute a security agreement under applicable law.

         SECTION 10.17. POWER OF ATTORNEY. The Issuer hereby grants a power of attorney to the Servicer and the Collateral Agent to make any recording or filing of any financing statement or continuation statement evidencing an interest in the Contract Assets.

         SECTION 10.18. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Seller appoints as of the date hereof the Collateral Agent its respective attorney-in-fact with full authority in the place and stead of the Seller and in the name of the Seller or otherwise, from time to time in the discretion of the Trustee acting at the direction of the Majority Noteholders, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after an Early Amortization Event or Purchase Termination Event has occurred and is continuing to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Contract Assets, to settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Contract Assets, to receive, endorse and collect all drafts or other instruments and documents made payable to the Seller in connection therewith or representing any payment, dividend or other distribution in respect of the Contract Assets or any part or proceeds thereof and to give full discharge for the same or to extend the time of payment of or to make any allowance or adjustment with respect to any or all of the Contract Assets, or to replace the Servicer, and if an Early Amortization Event has occurred and is continuing, the Collateral Agent may, as such attorney-in-fact, file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or desirable for the collection thereon or to enforce compliance with the terms and conditions of the Purchase and Servicing Agreement or the Purchase Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Purchase and Servicing Agreement to be duly executed and delivered by its proper and duly authorized officers as of the date first above written.

                         TNI FUNDING COMPANY I, L.L.C., as Issuer

                        By_______________________________________
                           Name:
                           Title:

                         TNI FUNDING I, INC., as Seller

                        By_______________________________________
                           Name:
                           Title:

                        TRANSMEDIA NETWORK INC., for itself and
                           as Servicer

                        By_______________________________________
                           Name:
                           Title:

                         THE CHASE MANHATTAN BANK, as Trustee

                        By_______________________________________
                           Name:
                           Title:

                        FRANK FELIX ASSOCIATES, LTD., as Back-up
                           Servicer

                        By_______________________________________
                           Name:
                           Title:

                                     FORM OF

                                SUBORDINATED NOTE

                                                                December_, 1996

         TNI FUNDING COMPANY I, L.L.C., a Delaware limited liability company (the "ISSUER"), hereby promises to pay to the order of TNI FUNDING I, INC., a Delaware special purpose corporation (the "SELLER"), the principal amount of this Subordinated Note, determined as described below, together with interest thereon at a rate of 10% per annum in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Indenture dated as of December 1, 1996, between the Issuer and The Chase Manhattan Bank, as trustee (the "TRUSTEE") (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "INDENTURE").

         The principal amount of this Subordinated Note at any time shall be determined in accordance with the provisions of Article IX of the Purchase and Servicing Agreement among the Issuer, the Seller, the Trustee, Frank Felix Associates, Ltd. (as Back-up Servicer) and Transmedia Network, Inc. (as Servicer) dated as of December 1, 1996 (the "PURCHASE AND SERVICING AGREEMENT"). All principal of and interest on this Subordinated Note shall be due and payable at the times provided in Section 9.01 of the Purchase and Servicing Agreement. This Subordinated Note represents solely the right to receive certain amounts from funds available under the Security Agreement and only to the extent, in the manner and at times set forth in the Indenture and the Security Agreement and this Subordinated Note does not represent a security interest in the Contract Assets or their proceeds. No payments may be received, directly or indirectly, by the Seller (and if received, the Seller agrees to return such payments to the Issuer) on this Subordinated Note unless the Issuer has paid all amounts required pursuant to the Indenture and the Security Agreement to be paid prior to any payment in respect of this Subordinated Note.

         Payments of principal on this Subordinated Note shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

         This Subordinated Note is subordinate and junior in right of payment in full to all the Obligations to the extent and in the manner provided in Article 1X of the Purchase and Servicing Agreement; and the holder by acceptance hereof agrees that payments on this Subordinated Note may be made only from the Secured Collateral and the proceeds thereof and agrees to be bound by all the provisions of Article IX of the Purchase and Servicing Agreement.

         The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         It is the intention of the Issuer and the Seller to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Subordinated Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Subordinated Note or any other agreement or document executed in connection with this Subordinated Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Subordinated Note by the holder hereof (or if this Subordinated Note shall have been paid in full, refunded to the Issuer); and (ii) in the event that maturity of this Subordinated Note is accelerated by reason of any election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Subordinated Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Subordinated Note (or if this Subordinated Note shall have been paid in full, refunded to the Issuer). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

         The holder hereof agrees that it shall have no right to cause, by way of acceleration or otherwise, any payment of principal hereunder to become due or payable, prior to the times provided in the Security Agreement.

         The holder hereof agrees to be bound by all of the provisions of the Transaction Documents, including, without limitation, the covenant that prior to the date which is one year and one day after the payment in full of all outstanding Notes it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the law of the United States or any State.

         This Subordinated Note shall not be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed except as otherwise provided in the Transaction Documents.

         THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                          TNI FUNDING COMPANY I, L.L.C.

                                          By___________________________________
                                            Title:_____________________________

                                    EXHIBIT A

                             FORM OF CONFIRMATION OF

                               SALE AND ASSIGNMENT

                                    EXHIBIT B

                          FORM OF SETTLEMENT STATEMENT

         Effective on the date reflected above and upon transmission of the attached Daily Report to The Chase Manhattan Bank, TNJ Funding I, Inc. ("TNI") hereby absolutely transfers all of its right, title and interest in the Contract Assets identified pursuant to the terms and conditions of the Purchase Agreement, dated as of December 1, 1996, among TNI, TNI Funding I, LLC, Frank Felix Associates, Ltd., The Chase Manhattan Bank and Transmedia Network Inc.

                                   TNI FUNDING I, INC.

                                   By /s/ David Weinberg





                               [See Attached Form]

                                    EXHIBIT C

                              FORM OF DAILY REPORT

         Effective on the date reflected above and upon transmission of the attached Daily Report to The Chase Manhattan Bank, TNJ Funding I, Inc. ("TNI") hereby absolutely transfers all of its right, title and interest in the Contract Assets identified pursuant to the terms and conditions of the Purchase Agreement, dated as of December 1, 1996, among TNI, TNI Funding I, LLC, Frank Felix Associates, Ltd., The Chase Manhattan Bank and Transmedia Network Inc.

                                          TNI FUNDING I, INC.

                                          By /s/ David Weinberg



                                   [See Attached Form]

                                    EXHIBIT D

                            FORM OF SUBORDINATED NOTE

                                                               December __, 1996

         TNI FUNDING COMPANY 1, L.L.C., a Delaware limited liability company (the "ISSUER"), hereby promises to pay to the order of TNI FUNDING 1, INC., a Delaware special purpose corporation (the "SELLER"), the principal amount of this Subordinated Note, determined as described below, together with interest thereon at a rate of 10% per annum in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Indenture dated as of December 1, 1996, between the Issuer and The Chase Manhattan Bank, as trustee (the "TRUSTEE") (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "INDENTURE").

         The principal amount of this Subordinated Note at any time shall be determined in accordance with the provisions of Article IX of the Purchase and Servicing Agreement among the Issuer, the Seller, the Trustee, Frank Felix Associates, Ltd. (as Back-up Servicer) and Transmedia Network, Inc. (as Servicer) dated as of December 1, 1996 (the "PURCHASE AND SERVICING AGREEMENT"). All principal of and interest on this Subordinated Note shall be due and payable at the times provided in Section 9.01 of the Purchase and Servicing Agreement. This Subordinated Note represents solely the right to receive certain amounts from funds available under the Security Agreement and only to the extent, in the manner and at times set forth in the Indenture and the Security Agreement and this Subordinated Note does not represent a security interest in the Contract Assets or their proceeds. No payments may be received, directly or indirectly, by the Seller (and if received, the Seller agrees to return such payments to the Issuer) on this Subordinated Note unless the Issuer has paid all amounts required pursuant to the Indenture and the Security Agreement to be paid prior to any payment in respect of this Subordinated Note.

         Payments of principal on this Subordinated Note shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

         This Subordinated Note is subordinate and junior in right of payment in full to all the Obligations to the extent and in the manner provided in Article IX of the Purchase and Servicing Agreement; and the holder by acceptance hereof agrees that payments on this Subordinated Note may be made only from the Secured Collateral and the proceeds thereof and agrees to be bound by all the provisions of Article IX of the Purchase and Servicing Agreement.

         The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         It is the intention of the Issuer and the Seller to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Subordinated Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Subordinated Note or any other agreement or document executed in connection with this Subordinated Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Subordinated Note by the holder hereof (or if this Subordinated Note shall have been paid in full, refunded to the Issuer); and (ii) in the event that maturity of this Subordinated Note is accelerated by reason of any election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Subordinated Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Subordinated Note (or if this Subordinated Note shall have been paid in full, refunded to the Issuer). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

         The holder hereof agrees that it shall have no right to cause, by way of acceleration or otherwise, any payment of principal hereunder to become due or payable, prior to the times provided in the Security Agreement.

         The holder hereof agrees to be bound by all of the provisions of the Transaction Documents, including, without limitation, the covenant that prior to the date which is one year and one day after the payment in full of all outstanding Notes it will not institute against, or join any other Person in instituting against' the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the law of the United States or any State.

         This Subordinated Note shall not be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed except as otherwise provided in the Transaction Documents.

         THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                           TNI FUNDING COMPANY 1, L.L.C.

                                          By__________________________________
                                             Title:___________________________

                                    EXHIBIT E

                                FORM OF CONTRACT





                              [See Attached Forms)

                                    EXHIBIT F

                         SCOPE OF AGREED-UPON PROCEDURES





                               [See Attached Form]

                                   SCHEDULE I

                                CONTRACT SCHEDULE

                 [delivered to the Trustee on the Closing Date]

                                   SCHEDULE II

                                   TRADE NAMES

                                   Transmedia

                             Transmedia Network Inc.

                       Transmedia Restaurant Company Inc.

                         Transmedia Service Company Inc.

                                  SCHEDULE III

                       BANK ACCOUNTS AND POST OFFICE BOXES

TITLE OF ACCOUNT               BANK                         ACCT. NO.

Collateral Account             The Chase Manhattan Bank     507-868226

Collection Deposit Account     The Chase Manhattan Bank     507-869052

POST OFFICE BOXES              LOCATION                     P.O. BOX NO.
                               North Miami, FL              619400
                               33261-9400

                                   SCHEDULE V

                              CARDMEMBER AGREEMENTS

                 [delivered to the Trustee on the Closing Date]

                                  SCHEDULE VII

                                COMPUTER SOFTWARE

                          RPG 400 Proprietary Software

                                       1